                                                                    Exhibit 99.4

================================================================================

                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            dated as of June 8, 2000

                                  by and among

                               GTS DURATEK, INC.,

                                      and

                  the Subsidiary Borrowers referred to herein

                                 as Borrowers,

                        the Lenders referred to herein,

                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,

                        CREDIT LYONNAIS NEW YORK BRANCH,
                            as Documentation Agent,

                              FLEET NATIONAL BANK,
                           as Syndication Agent, and

                         FIRST UNION SECURITIES, INC.,
                       as Lead Arranger and Book Manager

================================================================================

                               TABLE OF CONTENTS

ARTICLE I    DEFINITIONS...........................................................................................    1
SECTION 1.1       Definitions......................................................................................    1
SECTION 1.2       General..........................................................................................   24
SECTION 1.3       Other Definitions and Provisions.................................................................   24

ARTICLE II   REVOLVING CREDIT FACILITY.............................................................................   24
SECTION 2.1       Revolving Credit Loans...........................................................................   24
SECTION 2.2       Swingline Loans..................................................................................   25
SECTION 2.3       Procedure for Advances of Revolving Credit and Swingline Loans...................................   26
SECTION 2.4       Repayment of Revolving Credit and Swingline Loans................................................   27
SECTION 2.5       Notes............................................................................................   28
SECTION 2.6       Permanent Reduction of the Revolving Credit Commitment and/or Swingline Commitment...............   28
SECTION 2.7       Termination of Revolving Credit Facility.........................................................   29

ARTICLE III  LETTER OF CREDIT FACILITY.............................................................................   29
SECTION 3.1       L/C Commitment...................................................................................   29
SECTION 3.2       Procedure for Issuance of Letters of Credit......................................................   30
SECTION 3.3       Commissions and Other Charges....................................................................   30
SECTION 3.4       L/C Participations...............................................................................   31
SECTION 3.5       Reimbursement Obligation of the Borrowers........................................................   32
SECTION 3.6       Obligations Absolute.............................................................................   32
SECTION 3.7       Effect of Application............................................................................   33

ARTICLE IV   TERM LOAN FACILITIES..................................................................................   33
SECTION 4.1       Term Loans.......................................................................................   33
SECTION 4.2       Procedure for Advance of Term Loans..............................................................   33
SECTION 4.3       Repayment of Term Loans..........................................................................   34
SECTION 4.4       Prepayments of Term Loans........................................................................   35
SECTION 4.5       Term Notes.......................................................................................   37

ARTICLE V    GENERAL LOAN PROVISIONS...............................................................................   37
SECTION 5.1       Interest.........................................................................................   37
SECTION 5.2       Notice and Manner of Conversion or Continuation of Loans.........................................   40
SECTION 5.3       Fees.............................................................................................   41
SECTION 5.4       Manner of Payment................................................................................   41
SECTION 5.5       Crediting of Payments and Proceeds...............................................................   42
SECTION 5.6       Adjustments......................................................................................   43
SECTION 5.7       Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the
                  Administrative Agent.............................................................................   43
SECTION 5.8       Changed Circumstances............................................................................   44

SECTION 5.9       Indemnity........................................................................................   46
SECTION 5.10      Capital Requirements.............................................................................   46
SECTION 5.11      Taxes............................................................................................   46
SECTION 5.12      Security.........................................................................................   48

ARTICLE VI   CLOSING; CONDITIONS OF CLOSING AND BORROWING..........................................................   48
SECTION 6.1       Closing..........................................................................................   48
SECTION 6.2       Conditions to Closing and Initial Extensions of Credit...........................................   48
SECTION 6.3       Conditions to All Extensions of Credit...........................................................   53

ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.......................................................   54
SECTION 7.1       Representations and Warranties...................................................................   54
SECTION 7.2       Survival of Representations and Warranties, Etc. ................................................   60

ARTICLE VIII FINANCIAL INFORMATION AND NOTICES.....................................................................   60
SECTION 8.1       Financial Statements and Projections.............................................................   60
SECTION 8.2       Officer's Compliance Certificate.................................................................   61
SECTION 8.3       Accountants' Certificate.........................................................................   61
SECTION 8.4       Other Reports....................................................................................   62
SECTION 8.5       Notice of Litigation and Other Matters...........................................................   63
SECTION 8.6       Accuracy of Information..........................................................................   64

ARTICLE IX   AFFIRMATIVE COVENANTS.................................................................................   65
SECTION 9.1       Preservation of Corporate Existence and Related Matters..........................................   65
SECTION 9.2       Maintenance of Property..........................................................................   65
SECTION 9.3       Insurance........................................................................................   65
SECTION 9.4       Accounting Methods and Financial Records.........................................................   65
SECTION 9.5       Payment and Performance of Obligations...........................................................   65
SECTION 9.6       Compliance With Laws and Approvals...............................................................   66
SECTION 9.7       Environmental Laws...............................................................................   66
SECTION 9.8       Compliance with ERISA............................................................................   66
SECTION 9.9       Compliance With Agreements.......................................................................   67
SECTION 9.10      Conduct of Business..............................................................................   67
SECTION 9.11      Visits and Inspections...........................................................................   67
SECTION 9.12      Additional Subsidiaries..........................................................................   67
SECTION 9.13      Use of Proceeds..................................................................................   67
SECTION 9.14      Collection of Accounts; Notification to Account Debtors..........................................   68
SECTION 9.15      Existing Letters of Credit.......................................................................   68
SECTION 9.16      Further Assurances...............................................................................   68

ARTICLE X    FINANCIAL COVENANTS...................................................................................   69
SECTION 10.1      Leverage Ratio...................................................................................   69
SECTION 10.2      Fixed Charge Coverage Ratio......................................................................   69

SECTION 10.3      Interest Coverage Ratio..........................................................................   69
SECTION 10.4      Limitation on Capital Expenditures...............................................................   69
SECTION 10.5      Minimum Stockholders' Equity.....................................................................   70
SECTION 10.6      Pro Forma Calculations...........................................................................   70

ARTICLE XI   NEGATIVE COVENANTS....................................................................................   70
SECTION 11.1      Limitations on Debt..............................................................................   70
SECTION 11.2      Limitations on Guaranty Obligations..............................................................   71
SECTION 11.3      Limitations on Liens.............................................................................   72
SECTION 11.4      Limitations on Loans, Advances, Investments and Acquisitions.....................................   73
SECTION 11.5      Limitations on Mergers and Liquidation...........................................................   75
SECTION 11.6      Limitations on Sale of Assets....................................................................   75
SECTION 11.7      Limitations on Dividends and Distributions.......................................................   76
SECTION 11.8      Aging and Secondary Waste........................................................................   76
SECTION 11.9      Limitations on Exchange and Issuance of Capital Stock............................................   76
SECTION 11.10     Transactions with Affiliates.....................................................................   77
SECTION 11.11     Certain Accounting Changes.......................................................................   77
SECTION 11.12     Amendments; Payments and Prepayments of Subordinated Debt or Preferred Stock.....................   77
SECTION 11.13     Restrictive Agreements...........................................................................   77

ARTICLE XII  DEFAULT AND REMEDIES..................................................................................   78
SECTION 12.1      Events of Default................................................................................   78
SECTION 12.2      Remedies.........................................................................................   81
SECTION 12.3      Rights and Remedies Cumulative; Non-Waiver; etc..................................................   81

ARTICLE XIII THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT.........................................................   82
SECTION 13.1      Appointment......................................................................................   82
SECTION 13.2      Delegation of Duties.............................................................................   82
SECTION 13.3      Exculpatory Provisions...........................................................................   82
SECTION 13.4      Reliance by the Agents...........................................................................   83
SECTION 13.5      Notice of Default................................................................................   83
SECTION 13.6      Non-Reliance on the Agents and Other Lenders.....................................................   83
SECTION 13.7      Indemnification..................................................................................   84
SECTION 13.8      The Agents in Their Individual Capacity..........................................................   84
SECTION 13.9      Resignation of the Agents; Successor Agents......................................................   85
SECTION 13.10     Documentation Agent and Syndication Agent........................................................   85

ARTICLE XIV  MISCELLANEOUS.........................................................................................   85
SECTION 14.1      Notices..........................................................................................   85
SECTION 14.2      Expenses; Indemnity..............................................................................   86
SECTION 14.3      Set-off..........................................................................................   87
SECTION 14.4      Governing Law....................................................................................   87

SECTION 14.5      Consent to Jurisdiction..........................................................................   87
SECTION 14.6      Waiver of Jury Trial.............................................................................   88
SECTION 14.7      Reversal of Payments.............................................................................   88
SECTION 14.8      Injunctive Relief; Punitive Damages..............................................................   89
SECTION 14.9      Accounting Matters...............................................................................   89
SECTION 14.10     Successors and Assigns; Participations...........................................................   89
SECTION 14.11     Amendments, Waivers and Consents.................................................................   93
SECTION 14.12     Performance of Duties............................................................................   94
SECTION 14.13     All Powers Coupled with Interest.................................................................   94
SECTION 14.14     Survival of Indemnities..........................................................................   94
SECTION 14.15     Titles and Captions..............................................................................   94
SECTION 14.16     Severability of Provisions.......................................................................   94
SECTION 14.17     Counterparts.....................................................................................   95
SECTION 14.18     Term of Agreement................................................................................   95
SECTION 14.19     GTS as Agent for Borrowers; Obligations Joint and Several Contributions and Indemnity............   95
SECTION 14.20     Inconsistencies with Other Documents; Independent Effect of Covenants............................   96

EXHIBITS

Exhibit A         -   Form of Borrowing Base Certificate
Exhibit B-1       -   Form of Revolving Credit Note
Exhibit B-2       -   Form of Swingline Note
Exhibit B-3       -   Form of Term A Note
Exhibit B-4       -   Form of Term B Note
Exhibit C-1       -   Form of Notice of Revolving Credit/Swingline Borrowing
Exhibit C-2       -   Form of Term Loan Borrowing
Exhibit D         -   Form of Notice of Account Designation
Exhibit E         -   Form of Notice of Prepayment
Exhibit F         -   Form of Notice of Conversion/Continuation
Exhibit G         -   Form of Officer's Compliance Certificate
Exhibit H         -   Form of Assignment and Acceptance
Exhibit I         -   Form of Joinder Agreement
Exhibit J         -   Form of Pledge Agreement
Exhibit K         -   Form of Security Agreement
Exhibit L         -   Form of Notice of Assignment
Exhibit M         -   Form of Bear Creek Operations Report

SCHEDULES

Schedule 1.1(a)   -   Lenders and Commitments
Schedule 1.1(b)   -   Existing Letters of Credit
Schedule 7.1(a)   -   Jurisdictions of Organization and Qualification
Schedule 7.1(b)   -   Subsidiaries and Capitalization
Schedule 7.1(f)   -   Taxes
Schedule 7.1(i)   -   ERISA Plans
Schedule 7.1(l)   -   Material Contracts
Schedule 7.1(m)   -   Labor and Collective Bargaining Agreements
Schedule 7.1(s)   -   Debt, Guaranty Obligations and Bonding Obligations as
                      of the Closing Date
Schedule 7.1(t)   -   Litigation
Schedule 11.3     -   Existing Liens
Schedule 11.4     -   Existing Loans, Advances and Investments

     SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 8th day of June, 2000, by and among GTS DURATEK, INC., a Delaware corporation ("GTS") and each of the Subsidiaries of GTS listed on the signature pages hereto and each additional Subsidiary of GTS which hereafter becomes a Borrower pursuant to
Section 9.12 (collectively, the "Subsidiary Borrowers" and, together with GTS, the "Borrowers"), the Lenders who are or may become a party to this Agreement, FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders, CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent and FLEET NATIONAL BANK, as Syndication Agent.

                              STATEMENT OF PURPOSE
                              --------------------

     The Borrowers have requested, and the Lenders have agreed, to amend and restate the Existing Facility (as defined below) pursuant to which the Lenders have agreed to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.1    Definitions. The following terms when used in this Agreement
                    -----------
shall have the meanings assigned to them below:

     "Accounts" means all "accounts" (as defined in the UCC) now owned or
      --------
hereafter acquired by any Borrower, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to such Borrower arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the UCC as in effect in any jurisdiction) and all of such Borrower's rights in, to and under all purchase orders for goods, services or other property, and all of such Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid seller's rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to such Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of such Borrower), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     "Account Debtor" means, with respect to any Account, any Person obligated
      --------------
to make payment thereunder, including, without limitation, any account debtor thereon.

     "Acquisition Documents" means the WNMS Purchase Agreement and all documents
      ---------------------
and agreements delivered in connection therewith.

     "Adjusted Maturity Date" means November 3, 2003.
      ----------------------

     "Administrative Agent" means First Union in its capacity as administrative
      --------------------
agent hereunder, and any successor thereto appointed pursuant to Section 13.9.

     "Administrative Agent's Office" means the office of the Administrative
      -----------------------------
Agent specified in or determined in accordance with the provisions of Section 14.1(c).

     "Administration Agreement" shall mean the Administration Agreement, dated
      ------------------------
May 23, 2000, between GTS and the Oak Ridge SPE, concerning the supply by GTS of staffing, equipment, office space and other support necessary for the Oak Ridge SPE to perform its obligations under the Project Documents.

     "Affiliate" means, with respect to any Person, any other Person (other than
      ---------
a Borrower or a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Aged Waste" means all Waste, including customer and Secondary Waste, that
      ----------
remains in the possession of any Borrower or Subsidiaries thereof for a period greater than three hundred sixty-five (365) days from receipt and acceptance.

     "Aging Waste" means all Waste, including customer and Secondary Waste, that
      -----------
remains in the possession of any Borrower or Subsidiaries thereof for a period greater than one hundred eighty (180) days and less than three hundred sixty-six
(366) days from receipt and acceptance.

     "Agents" means the collective reference to the Administrative Agent and
      ------
Collateral Agent.

     "Aggregate Commitment" means the aggregate amount of the Lenders'
      --------------------
Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred Thirty-Five Million Dollars ($135,000,000).

     "Agreement" means this Second Amended and Restated Credit Agreement, as
      ---------
amended, restated or otherwise modified.

     "Applicable Law" means all applicable provisions of constitutions, laws,
      --------------
statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" shall have the meaning assigned thereto in Section
      -----------------
5.1(c).

     "Application" means an application, in the form specified by the Issuing
      -----------
Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

     "Assignment and Acceptance" shall have the meaning assigned thereto in
      -------------------------
Section 14.10.

     "Assignment of Claims Act" means Assignment of Claims Act of 1940 (41
      ------------------------
U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

     "Assignment of Security Interest in United States Patents and Trademarks"
      -----------------------------------------------------------------------
means the Second Amended and Restated Assignments of Security Interest in United States Patent and Trademarks, dated as of even date executed by a Borrower in favor of the Collateral Agent, for the ratable benefit of the Agents and the Lenders, and any additional assignments executed by any Borrower in favor of the Collateral Agent for the ratable benefit of the Agents and the Lenders substantially in the form of such existing assignments executed by any Borrower, as amended, restated or otherwise modified.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate and (b)
      ---------
the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the
                                      ----
Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan (other than a Swingline Loan) bearing
      --------------
interest at a rate based upon the Base Rate as provided in Section 5.1(a).

     "Bear Creek" means GTS Duratek Bear Creek, Inc., a Tennessee Corporation.
      ----------

     "Bear Creek Operations Report" means the report, substantially in the form
      ----------------------------
of Exhibit M, setting forth the financial results, key performance indicators,
   ---------
product line information, volume and cost per unit data and Secondary Waste and Aging Waste Data.

     "Benefited Lender" shall have the meaning assigned thereto in Section 5.6.
      ----------------

     "Bonding Obligations" means, with respect to any Borrower or any Subsidiary
      -------------------
thereof, without duplication, the face amount (including, without limitation, any contingent obligations arising in connection therewith), of any surety, performance or other bond issued at the request of or delivered by such Borrower or Subsidiary thereof to any other Person owed any contractual or other obligation by such Borrower or Subsidiary thereof to secure the performance of such contractual or other obligations or otherwise benefit such Person to whom such contractual or other obligations are owed. All outstanding Bonding Obligations as of the Closing Date are set forth on Schedule 7.1(s).
                                        ---------------

     "Borrowers" shall have the meaning assigned thereto in the preamble hereof.
      ---------

     "Borrowing Base" means at any date of determination thereof, the sum of (a)
      --------------
ninety percent (90%) of Eligible Government Receivables, plus (b) eighty-five
                                                         ----
percent (85%) of Eligible Commercial Receivables plus (c) the lesser of (i)
                                                 ----
fifty percent (50%) of Eligible Unbilled Receivables and (ii) Two Million Dollars ($2,000,000).

     "Borrowing Base Certificate"  means each certificate delivered by the
      --------------------------
Borrowers substantially in the form of Exhibit A.
                                       ---------

     "Borrowing Limit" means, at any date of determination thereof, an amount
      ---------------
equal to the lesser of (a) the Borrowing Base and (b) the Revolving Credit Commitment of all Lenders.

     "Business Day" means (a) for all purposes other than as set forth in clause
      ------------
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina, Baltimore, Maryland and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Calculation Date" shall have the meaning assigned thereto in Section
      ----------------
5.1(c)(ii).

     "Capital Asset" means, with respect to the Borrowers and their
      -------------
Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and their Subsidiaries.

     "Capital Expenditure Adjustment" means an amount equal to the one-time
      ------------------------------
Capital Expenditures made by the Borrowers or any Subsidiary thereof in connection with the Best Way Metals project; provided that the aggregate amount
                                             --------
of such Capital Expenditure Adjustment shall not exceed $3,000,000.

     "Capital Expenditures" means, with respect to the Borrowers and their
      --------------------
Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrowers and their Subsidiaries during such period determined on a Consolidated basis in accordance with GAAP; provided, that Capital Expenditures
                                            --------
shall not include the purchase price paid in connection with a Permitted Acquisition, or expenditures for the repair, restoration or replacement of any asset that was damaged or destroyed, in an amount equal to any insurance proceeds received in connection with such damage or destruction.

     "Capital Lease" means, with respect to the Borrowers and their
      -------------
Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

     "Cash Equivalents" means (a) direct obligations of the United States or any
      ----------------
agency thereof, or obligations guaranteed by the United States of any agency thereof, (b) commercial paper rated in the highest grade by a nationally recognized credit rating agency or (c) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $250,000,000; provided, in each case that such investment matures
                       --------
within one year from the date of acquisition thereby by any Borrower.

     "Change in Control" shall have the meaning assigned thereto in Section
      -----------------
12.1(i).

     "Chem-Nuclear Canada" means Chem-Nuclear Canada, Inc.
      -------------------

     "Closing Date" means the date of this Agreement or such later Business Day
      ------------
upon which each condition described in Section 6.1 and Section 6.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

     "Closing EBITDA" means Pro Forma adjusted EBITDA (excluding the historical
      --------------
EBITDA of the commercial disposal operations (Barnwell)), for the four (4) consecutive fiscal quarter period ending March 31, 2000.

     "Code" means the Internal Revenue Code of 1986, and the rules and
      ----
regulations thereunder, each as amended, supplemented or otherwise modified.

     "Collateral" shall have the meaning assigned thereto in the Pledge
      ----------
Agreement and the Security Agreement, as applicable.

     "Collateral Agent" means First Union, in its capacity as collateral agent
      ----------------
hereunder, and any successor thereto appointed pursuant to Section 13.9.

     "Commitment" means, as to any Lender, the sum of such Lender's (a)
      ----------
Revolving Credit Commitment, (b) Term A Loan Commitment and (c) Term B Loan Commitment.

     "Commitment Fee Rate" shall have the meaning assigned thereto in Section
      -------------------
5.3(a).

     "Commitment Percentage" means, as to any Lender at any time, the ratio of
      ---------------------
(a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all the Lenders.

     "Consolidated" means, when used with reference to financial statements or
      ------------
financial statement items of the Borrowers and their Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Credit Facilities" means the collective reference to the Revolving Credit
      -----------------
Facility, the Swingline Facility, the L/C Facility, the Term A Loan Facility and the Term B Loan Facility.

     "Debt" means, with respect to the Borrowers and their Subsidiaries at any
      ----
date and without duplication, the sum of the following calculated on a Consolidated basis in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables and other similar charges and expenses arising in the ordinary course of business, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease, in each case in cash, or otherwise make cash payments in respect of capital stock or other securities of such Person excluding any such obligations which are not, by their terms entitled to any cash payment, cash redemption, cash repurchase, cash exchange or cash defeasance at any time prior to the later to occur of the Revolving Credit Maturity Date, the Term A Loan Maturity Date or the Term B Loan Maturity Date (excluding the obligations of GTS under the Preferred Stock) and (h) all net obligations incurred by any such Person pursuant to Hedging Agreements; provided
                                                                        --------
that, Bonding Obligations shall not be considered Debt.

     "Default" means any of the events specified in Section 12.1 which with the
      -------
passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful
      --------------
currency of the United States.

     "EBITDA" means, for any period, the sum of the following determined on a
      ------
Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b)
                                                                      ----
the sum of the following to the extent deducted in determining Net Income: (i) income, franchise and other taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges, (iv) extraordinary losses less (c)
                                                                   ----
interest income and any extraordinary gains which were included in determining Net Income.

     "Eligible Assignee" means, with respect to any assignment of the rights,
      -----------------
interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, or any entity affiliated with or controlled by a Lender, in each case having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, fund, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (f) any special purpose investment funds which are organized by any Person that would qualify as an "Eligible Assignee" under clauses (a) through (e) of this definition for the specific purpose of making or acquiring participation in or investing in Loans of the type made pursuant to this Agreement or (g) any other Person that has been approved in writing as an Eligible Assignee by the Borrowers and the Administrative Agent.

     "Eligible Commercial Receivables" means, at any date of determination
      -------------------------------
thereof, any bona fide Account (other than any Account that arises out of a Government Contract) created or acquired by any Borrower or any Subsidiary thereof in the ordinary course of their business as presently conducted for which the Account Debtor has been billed and which Account satisfies and continues to satisfy the following requirements:

               (i) The Account is a bona fide existing obligation of the named Account Debtor arising from the rendering of services or the sale and delivery of merchandise to such Account Debtor in the ordinary course of business on terms that are normal and customary in the business of the Borrowers or their Subsidiaries and is actually and absolutely owing to a Borrower or a Subsidiary of any Borrower and is not contingent for any reason and such Borrower or such Subsidiary has lawful and absolute title to such Account;

               (ii) The Account does not arise out of transactions with an employee, officer, agent, director, stockholder or other Affiliate of any Borrower or any Subsidiary thereof unless arising in the ordinary course of business conducted on an arm's-length basis;

               (iii) The Account is evidenced by an invoice and has not remained unpaid for a period exceeding ninety (90) days or more beyond the invoice date of the invoice;

               (iv) The Account is not due from an Account Debtor whose debt on Accounts that are unpaid ninety (90) days or more after the invoice date of the respective invoices exceeds fifty percent (50%) of such Account Debtor's total debt to the Borrowers and their Subsidiaries;

               (v) The Account is a valid, legally enforceable obligation of the Account Debtor and no offset (including without limitation discounts, advertising allowances, counterclaims or contra accounts) or other defense on the part of such Account Debtor or any claim on the part of such Account Debtor denying liability thereunder has been asserted; provided, however,
                                                            --------  -------
     that if the Account is subject to any such offset, defense or claim, or any inventory related thereto has been returned, such account shall not be an

     Eligible Commercial Receivable only to the extent of the maximum amount of such offset, defense, claim or return and the balance of such Account, if it otherwise represents a valid, uncontested and legally enforceable obligation of the Account Debtor and meets all of the other criteria for eligibility set forth herein, shall be considered an Eligible Commercial Receivable;

               (vi) The Account Debtor is not the subject of any bankruptcy or insolvency proceeding of any kind;

               (vii) If the Account Debtor is located outside of the United States (excluding its territories and possessions other than Puerto Rico), the Account (x) is payable in the full amount of the face value of the Account in Dollars and is supported by an irrevocable letter of credit issued by a United States financial institution, satisfactory to the Administrative Agent in its reasonable discretion, or (y) is credit guaranteed in full by a Foreign Credit Insurance Association ("FCIA") insurance policy or such similar policy reasonably acceptable to the Administrative Agent;

               (viii) The services have been performed (unless billing prior to such services having been performed is permitted under the agreement with the Account Debtor) or the subject merchandise has been shipped or delivered on open Account to the named Account Debtor on an absolute sale basis and not on a bill-and-hold, consignment, on approval or subject to any other repurchase or return agreement and no material part of the subject goods has been returned;

               (ix) Other than pursuant to the Security Documents, the Account is not subject to any Lien or security interest whatsoever, including any Account owed pursuant to any contractual or other obligation of any Borrower or any Subsidiary thereof subject to any Bonding Obligation;

               (x) The Account is not evidenced by chattel paper or an instrument of any kind;

               (xi) The Account is not due from an Account Debtor whose total debt to the Borrowers and their Subsidiaries, on a Consolidated basis, on Accounts exceeds fifteen percent (15%) of the aggregate amount of the Eligible Commercial Receivables; provided, however, that the Account shall
                                      --------  -------
     not be an Eligible Commercial Receivable only to the extent of such excess, if it otherwise represents a valid, uncontested and legally enforceable obligation of the Account Debtor and meets all of the other criteria for eligibility set forth herein;

               (xii) The Account has not been turned over to any Person that is not a Subsidiary or Affiliate of the Borrower for collection; and

               (xiii) The Administrative Agent has not determined, in good faith in its reasonable discretion in accordance with its internal credit policies that (A) collection of the Account is insecure or (B) the Account may not be paid by reason of the Account Debtor's financial inability to pay; provided, however, that any Account referred to in this clause (xiii)
          --------
     shall not become ineligible for the reason stated in this subsection
     (xiii), until the Administrative Agent shall have given the Borrowers three
     (3) Business Days' advance notice of such determination.

     "Eligible Government Receivables" means, at any date of determination
      -------------------------------
thereof, any bona fide Account arising out of a Government Contract created or acquired by any Borrower or any Subsidiary thereof in the ordinary course of their business as presently conducted for which the Account Debtor has been billed and that (a) the applicable Borrower shall have satisfied the requirements of the Assignment of Claims Act, as amended, and any similar state legislation in respect thereof; (b) the Administrative Agent is satisfied as to the absence of set-offs, counterclaims and other defenses to payment on the part of the United States or such state governmental authority; and that (c) the Account satisfies and continues to satisfy requirements contained in clauses (i) through (xii) of the definition of Eligible Commercial Receivables; provided,
                                                                    --------
that with regard to clauses (iii) and (iv) of such definition, Accounts arising under Government Contracts which do not remain unpaid for a period of more of more than one-hundred twenty (120) days beyond the applicable invoice date shall qualify as "Eligible Government Receivables".

     "Eligible Unbilled Receivables" means, at any date of determination
      -----------------------------
thereof, any Account which is an Eligible Commercial Receivable or Eligible Government Receivable, but for the fact such Account has not been invoiced as a result of normal frequency of billing under the particular contract, or as a result of government delays in the preparation of contract documents and which will be invoiced within thirty (30) days of the "as of" date of the particular Borrowing Base Certificate.

     "Employee Benefit Plan" means any employee benefit plan within the meaning
      ---------------------
of Section 3(3) of ERISA which (a) is maintained by any Borrower or by any ERISA Affiliate for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained by any Borrower or by any ERISA Affiliate for the employees of any Borrower or any current or former ERISA Affiliate.

     "Environmental Laws" means any and all federal, state and local laws,
      ------------------
statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the
      -----
rules and regulations thereunder, each as amended, supplemented or otherwise modified.

     "ERISA Affiliate" means any Person who together with any Borrower is
      ---------------
treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "Eurodollar Reserve Percentage" means, for any day, the percentage
      -----------------------------
(expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" means any of the events specified in Section 12.1,
      ----------------
provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "Excess Cash Flow" means, with respect to the Borrowers and their
      ----------------
Subsidiaries for any period an amount equal to the greater of (a) zero and (b) the sum of the following, in each case, for such period without duplication (i) EBITDA minus (ii) Capital Expenditures (including for purposes of this
       -----
definition the amount of deferred project costs financed under the Waste Management Loan Agreement) minus (iii) Interest Expense paid in cash minus (iv)
                           -----                                     -----
federal, state and other income and franchise and other taxes to the extent included in the determination of EBITDA minus (v) Rental Expense minus (vi) any
                                        -----                    -----
dividends paid or distributions made by GTS or other payments made to shareholders of GTS (as permitted hereunder) minus (vii) an amount equal to any
                                             -----
increase in Consolidated Working Capital during such period (and plus an amount
                                                                 ----
equal to any decrease in Consolidated Working Capital during such period) minus
                                                                          -----
(viii) an amount equal to any decrease in Debt (excluding Debt consisting of the items described in clauses (e) and (f) of the definition of Debt) during such period (and plus an amount equal to any increase in Debt (excluding Debt
            ----
consisting of the items described in clauses (e) and (f) of the definition of
Debt) during such period) minus (ix) any cash paid for Permitted Acquisitions
                          -----
(excluding the WMNS Acquisition). As used in this definition, the term "Consolidated Working Capital" at any date means Consolidated Current Assets (exclusive of cash and Cash Equivalents) of GTS and its Subsidiaries at such date minus Consolidated Current Liabilities (excluding short term debt and the
     -----
current portion of any long term debt) of such Person at such date. The term "Consolidated Current Assets" at any date means all assets which would, in accordance with GAAP, be classified on a consolidated balance sheet of GTS and its Subsidiaries as current assets at such date. The term "Consolidated Current Liabilities" at any date, means all liabilities which would, in accordance with GAAP, be classified on a consolidated balance sheet of GTS and its Subsidiaries as current liabilities at such date.

     "Excess Proceeds" shall have the meaning assigned thereto in Section
      ---------------
2.6(b).

     "Existing Facility" means the Amended and Restated Credit Agreement dated
      -----------------
as of February 1, 1999 among GTS, GTS Duratek Bear Creek, Inc., GTS Duratek Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., Analytical Resources, Inc. and GTSD SUB III, Inc., as borrowers thereunder, the lenders party thereto, First Union National Bank, as administrative agent, collateral agent and issuing lender and First Union Commercial Corporation as swingline lender and lender.

     "Existing Letters of Credit" means those letters of credit issued by any
      --------------------------
Issuing Lender and existing on the Closing Date and identified on Schedule
                                                                  --------
1.1(b).
------

     "Existing Loans" shall have the meaning assigned thereto in Section 6.2
      --------------
(i).

     "Extensions of Credit" means (a) with respect to all Lenders, the aggregate
      --------------------
principal amount of all outstanding Loans and L/C Obligations, (b) with respect to each Lender, the sum of (i) such Lender's Revolving Credit Commitment Percentage of the outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, (ii) such Lender's Term A Loan Percentage of the outstanding Term A Loans and (iii) such Lender's Term B Loan Percentage of the outstanding Term B Loans or (c) the making of any Loan or the issuance of any Letter of Credit by a Lender, as the context requires.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor
      ----
thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if
      ------------------
necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "First Union" means First Union National Bank, a national banking
      -----------
association, and its successors.

     "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries
      -----------
ending on December 31.

     "Fixed Charges" means, with respect to the Borrowers and their
      -------------
Subsidiaries, for any period, the sum of the following each calculated on a Consolidated basis without duplication for such period in accordance with GAAP:
(a) Interest Expense (but not including non-cash interest) plus (b) Rental
                                                           ----
Expense plus (c) scheduled principal payments with respect to Debt plus (d) any
        ----                                                       ----
dividends paid on Preferred Stock plus (e) any payments in connection with
                                  ----
Permitted Stock Repurchases.

     "GAAP" means generally accepted accounting principles, as recognized by the
      ----
American Institute of Certified Public Accountants and the Financial Accounting Standards Board, as in effect from time to time, applied on a basis consistent with the 1999 annual audited Consolidated financial statements of the Borrowers and their Consolidated Subsidiaries (except for changes concurred in by the Borrowers' independent public accountants).

     "Governmental Approvals" means all authorizations, consents, approvals,
      ----------------------
licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political
      ----------------------
subdivision thereof, any central bank and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Governmental Contract" means a contract between any Borrower and an
      ---------------------
agency, department or instrumentality of the United States or any state Governmental Authority in the United States where such Borrower is the prime contractor.

     "Guaranty Obligation" means, with respect to the Borrowers and their
      -------------------
Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty
                                       --------
Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means any substances or materials which are or become
      -------------------
defined as hazardous wastes, hazardous substances or toxic substances or require investigation or remediation under any Applicable Law or are or become regulated by any Governmental Authority.

     "Hedging Agreement" means any agreement with respect to an interest rate
      -----------------
swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

     "Inactive Subsidiary" means any Subsidiary identified as "inactive" on
      -------------------
Schedule 7.1(a) as of the Closing Date.
---------------

     "Initial Adjustment Date" shall have the meaning assigned thereto in
      -----------------------
Section 5.1(c)(i).

     "Interest Expense" means, for any period, total interest expense
      ----------------
(including, without limitation, interest expense attributable to Capital Leases) determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP.

     "Interest Period" shall have the meaning assigned thereto in Section
      ---------------
5.1(b).

     "ISPA 98" means the International Standby Practices (1998 Revision,
      -------
effective January 1, 1999), International Chamber of Commerce Publication No.
590.

     "Issuing Lender" means (a) with respect to Letters of Credit issued
      --------------
hereunder, First Union, in its capacity as issuer thereof, or any successor thereto and (b) with respect to the Existing Letters of Credit, the Lender issuing such Existing Letter of Credit.

     "Joinder Agreement" means a Joinder Agreement substantially in the form of
      -----------------
Exhibit I executed by each future Subsidiary in accordance with Section 9.12, as
---------
amended, restated or otherwise modified.

     "L/C Commitment" means the lesser of (a) Fifteen Million Dollars
      --------------
($15,000,000) and (b) the Revolving Credit Commitment.

     "L/C Facility" means the letter of credit facility established pursuant to
      ------------
Article III hereof.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the
      ---------------
aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants" means, with respect to any given Letter of Credit, the
      ----------------
collective reference to all the Lenders other than the Issuing Lender of such Letter of Credit.

     "Lender" means each Person executing this Agreement as a Lender (including,
      ------
without limitation, the Issuing Lender and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to
Section 14.10.

     "Lending Office" means, with respect to any Lender, the office of such
      --------------
Lender maintaining such Lender's Extensions of Credit.

     "Letters of Credit" means the collective reference to the letters of credit
      -----------------
issued pursuant to Section 3.1 and the Existing Letters of Credit.

     "Leverage Ratio" shall have the meaning assigned thereto in Section 10.1.
      --------------

     "LIBOR" means the rate of interest per annum determined on the basis of the
      -----
rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3750 at approximately 11:00 a.m.

(London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Dow Jones Market Screen 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the
      ----------
next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate =               LIBOR
                  ----------------------------------
                  1.00-Eurodollar Reserve Percentage

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the
      ---------------
LIBOR Rate as provided in Section 5.1(a).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loan Documents" means, collectively, this Agreement, the Notes, the
      --------------
Applications, any Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder), the Security Documents and each other document, instrument, certificate and agreement executed and delivered by any Borrower or its Subsidiaries in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

     "Loans" means the collective reference to the Revolving Credit Loans, the
      -----
Term Loans and the Swingline Loans and "Loan" means any of such Loans.

     "Material Adverse Effect"  means, with respect to the Borrowers and their
      -----------------------
Subsidiaries taken as a whole, a material adverse effect on the properties, business, operations or condition (financial or otherwise) of such Persons or the ability of such Persons to perform their obligations under the Loan Documents or Material Contracts, in each case to which any such Person is a party.

     "Material Contract" means (a) any contract or other agreement, written or
      -----------------
oral, of any Borrower or any of its Subsidiaries involving monetary liability of or to any Person in an amount in excess of $15,000,000 per annum, or (b) any other contract or agreement, written or oral, of any

Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Maturity Adjustment Date" means June 30, 2003.
      ------------------------

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

     "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or
      -----------------
other disposition of assets, the gross cash proceeds received by any Borrower or any of its Subsidiaries from such sale less the sum of (i) all income taxes and
                                       ----
other taxes assessed by a Governmental Authority as a result of such sale and any other fees and expenses incurred in connection therewith, (ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (iii) reserves in accordance with GAAP for liabilities relating to such sale and (iv) payments on account of minority ownership interests required in connection with such sale, (b) with respect to any offering of capital stock or issuance of Debt, the gross cash proceeds received by any Borrower or any of its Subsidiaries therefrom less all legal,
                                                              ----
underwriting and other fees and expenses incurred in connection therewith and
(c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by any Borrower or any of its Subsidiaries from an insurance company or Governmental Authority, as applicable, net of all expenses of collection.

     "Net Income" means, with respect to the Borrowers and their Subsidiaries
      ----------
for any period, the Consolidated Net Income (or loss) thereof for such period determined without duplication in accordance with GAAP; provided, that there
                                                        --------
shall be excluded from net income (or loss) the income (or loss) of any other Person (other than any Wholly-Owned Subsidiary) in which any Borrower has an ownership interest unless received by such Borrower or Wholly-Owned Subsidiary in a cash distribution.

     "Non-Disturbance Agreement" means the non-disturbance agreement dated as of
      -------------------------
February 1, 1999 executed by the Borrowers, the Agents, the Lenders and BNFL,
Inc.

     "Non-Material Subsidiary" means, at any date of determination, any
      -----------------------
Subsidiary which has stockholders' equity or assets with a value of less than $50,000 at such date.

     "Notes" means the collective reference to the Revolving Credit Notes, the
      -----
Swingline Note, the Term A Notes, the Term B Notes and "Note" means any of such Notes.

     "Notice of Assignment" means each Notice of Assignment executed by a
      --------------------
Borrower with respect to a Government Contract to which such Borrower is a party substantially in the form of Exhibit L.
                             ---------

     "Notice of Account Designation" shall have the meaning assigned thereto in
      -----------------------------
Section 2.3(b).

     "Notice of Conversion/Continuation" shall have the meaning assigned thereto
      ---------------------------------
in Section 5.2.

     "Notice of Prepayment" shall have the meaning assigned thereto in Section
      --------------------
2.4(c).

     "Notice of Revolving Credit/Swingline Borrowing" shall have the meaning
      ----------------------------------------------
assigned thereto in Section 2.3(a).

     "Notice of Term Loan Borrowing" shall have the meaning assigned thereto in
      -----------------------------
Section 4.2(a).

     "Oak Ridge Contract" shall mean the agreement, dated November 29, 1999
      ------------------
between Waste Management Federal Services, Inc. and Bechtel Jacobs Co. LLC, identified as Customer Contract No.: 23900-SC-BC008U.

     "Oak Ridge SPE" means GTSD Sub V, Inc., a Delaware corporation and, a
      -------------
single purpose entity and Wholly-Owned Subsidiary of Waste Management Federal Services, Inc.

     "Oak Ridge SPE Guaranty and Security Agreement" means the guaranty and
      ---------------------------------------------
security agreement executed by the Oak Ridge SPE in favor of the Collateral Agent for the ratable benefit of the Agents and Lenders, in form and substance satisfactory to the Administrative Agent, as amended, restated or otherwise modified.

     "Obligations" means, in each case, whether now in existence or hereafter
      -----------
arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by any Borrower to any Lender or the Administrative Agent under any Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder), and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto
      --------------------------------
in Section 8.2.

     "Operating Lease" shall mean, as to any Person, as determined in accordance
      ---------------
with GAAP, any lease of property by such Person as lessee which is not a Capital Lease.

     "Other Taxes" shall have the meaning assigned thereto in Section 5.11(b).
      -----------

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer
      ------------
Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained by any Borrower or by any ERISA Affiliate for employees of any Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained by any Borrower or by any ERISA Affiliate for the employees of any Borrower or any of their current or former ERISA Affiliates.

     "Permitted Acquisitions" means those acquisitions permitted pursuant to
      ----------------------
Section 11.4(c) or otherwise consented to by the Super Majority Lenders.

     "Permitted Investments" means the stock, interests, Debt or other
      ---------------------
obligation or security, business, assets, other investments or interests, loans, advances and extensions of credit permitted by Section 11.4 or otherwise consented to by the Required Lenders.

     "Permitted Liens" means Liens permitted pursuant to Section 11.3 or
      ---------------
otherwise consented to by the Required Lenders.

     "Permitted Stock Repurchases" means those stock repurchases permitted
      ---------------------------
pursuant to Section 11.7(d).

     "Person" means an individual, corporation, limited liability company,
      ------
partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Pledge Agreement" means the collective reference to the pledge agreements
      ----------------
of even date executed by GTS, GTS Duratek Bear Creek, Inc., General Technical Services, Inc., Waste Management Federal Services, Inc. and GTSD Sub IV, Inc. in favor of the Collateral Agent for the ratable benefit of the Agents and the Lenders, substantially in the form of Exhibit J, as amended, restated or
                                      ---------
otherwise modified.

     "Preferred Stock" means the 8% Cumulative Convertible Redeemable Preferred
      ---------------
Stock of GTS.

     "Preferred Stock Redemption Amendment" means an amendment, in form and
      ------------------------------------
substance reasonably satisfactory to the Administrative Agent, to the terms of the Preferred Stock, which such amendment has the effect of extending the mandatory redemption date of such Preferred Stock to a date which is at least ninety-one (91) days after the later to occur of the Revolving Credit Maturity Date, the Term A Loan Maturity Date or the Term B Loan Maturity Date, in each case as in effect on the Closing Date.

     "Prime Rate" means, at any time, the rate of interest per annum publicly
      ----------
announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Prior Lender" shall have the meaning assigned thereto in Section 6.2(i).
      ------------

     "Pro Forma" shall have the meaning assigned thereto in Section 10.6.
      ---------

     "Project Documents" shall mean the Oak Ridge Contract, the Administration
      -----------------
Agreement and each of the Subcontracts.

     "Register" shall have the meaning assigned thereto in Section 14.10(d).
      --------

     "Reimbursement Obligation" means the obligation of the Borrowers to
      ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "Rental Expense" means all obligations of the Borrowers and their
      --------------
Subsidiaries under Operating Leases.

     "Required Lenders" means any combination of Lenders whose Revolving Credit
      ----------------
Commitment Percentages, Term A Loan Percentages and Term B Loan Percentages are greater than fifty percent (50%) of the Aggregate Commitment and, if the Commitments or this Agreement have been terminated pursuant to Section 12.2, any combination of Lenders holding greater than fifty percent (50%) of the Extensions of Credit.

     "Responsible Officer" means any of the following: the chief executive
      -------------------
officer, treasurer, or chief financial officer of any Borrower or any other officer of any Borrower reasonably acceptable to the Administrative Agent.

     "Revolving Credit Commitment" means (a) as to any Lender, the obligation of
      ---------------------------
such Lender to make Revolving Credit Loans to and issue or participate in Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal amount or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto as
                                                    ---------------
such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans and issue or participate in Letters of Credit, as such amount or face amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of all Lenders on the Closing Date shall be Forty-Five Million Dollars ($45,000,000).

     "Revolving Credit Commitment Percentage" means, as to the respective
      --------------------------------------
Revolving Credit Commitment of any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Revolving Credit Commitments of all Lenders.

     "Revolving Credit Facility" means the revolving credit facility established
      -------------------------
pursuant to Article II hereof.

     "Revolving Credit Loans" means any revolving loan made to the Borrowers
      ----------------------
pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

     "Revolving Credit Maturity Date" means the earliest of the dates referred
      ------------------------------
to in Section 2.7.

     "Revolving Credit Notes" means the collective reference to the Revolving
      ----------------------
Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit B-1 hereto, evidencing the Revolving Credit
                             -----------
Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

     "Secondary Waste" means Waste generated directly or indirectly by
      ---------------
processing customer Waste.

     "Security Agreement" means the amended and restated security agreement of
      ------------------
even date herewith executed by the Borrowers in favor of the Collateral Agent for the ratable benefit of the Agents and the Lenders, substantially in the form of Exhibit K, as amended, restated or otherwise modified.
   ---------

     "Security Documents" means the collective reference to the Pledge
      ------------------
Agreement, the Security Agreement, the Oak Ridge SPE Guaranty and Security Agreement, the Notices of Assignment, the Assignment of Security Interest in United States Patents and Trademarks, and each other agreement or writing pursuant to which any Borrower or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations.

     "Solvent" means, as to the Borrowers and their Subsidiaries on a particular
      -------
date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its Debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur Debts or liabilities beyond its ability to pay such Debts or liabilities as they mature.

     "Subcontracts" shall mean the agreements between the Oak Ridge SPE and each
      ------------
of its subcontractors from time to time.

     "Subordinated Debt" means the collective reference to Debt on Schedule
      -----------------                                            --------
7.1(s) hereof designated as Subordinated Debt and any other Debt of any Borrower
------
or any Subsidiary thereof subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent and Required Lenders.

     "Subordination Agreement" means the subordination agreement dated as of
      -----------------------
February 1, 1999 executed by the Collateral Agent, BNFL, Inc. ("BNFL"), GTS, GTS Instrument Services, Incorporated and General Technical Services, Inc. (collectively, the "Obligors") subordinating to the Obligations amounts owed by the Obligors to BNFL (a) under the convertible debenture dated November 7, 1995 executed by the Obligors in favor of BNFL in the amount of Ten Million Dollars ($10,000,000) and (b) under the Non-Disturbance Agreement and certain agreements related thereto.

     "Subsidiary" means as to any Person, any corporation, partnership, limited
      ----------
liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrowers.

     "Subsidiary Borrowers" shall have the meaning assigned thereto in the
      --------------------
preamble hereof.

     "Substantially Similar Line of Business" means any business which is
      --------------------------------------
involved in the treatment, remediation, transportation, processing, disposal or burial of radioactive, hazardous, mixed and other wastes, or which provides technical support services that include, but are not limited to, site decontamination and decommissioning, radiological engineering services, staff augmentation and outage support, instrumentation services, environmental and computer consulting and environmental health and safety training.

     "Super Majority Lenders" means any combination of Lenders whose Revolving
      ----------------------
Credit Commitment Percentages, Term A Loan Percentages and Term B Loan Percentages are greater than sixty-six and two-thirds percent (66 %) of the Aggregate Commitment and, if the Commitments or this Agreement have been terminated pursuant to Section 12.2, any combination of Lenders holding greater than sixty-six and two-thirds percent (66 %) of the Extensions of Credit.

     "Swingline Commitment" means the lesser of (a) Five Million Dollars
      --------------------
($5,000,000) and (b) the Revolving Credit Commitment.

     "Swingline Facility" means the Swingline Facility established pursuant to
      ------------------
Article II hereof.

     "Swingline Lender" means First Union in its capacity as swingline lender
      ----------------
hereunder.

     "Swingline Loan" means any swingline loan made by the Swingline Lender to
      --------------
the Borrowers pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

     "Swingline Note" means the Swingline Note made by the Borrowers payable to
      --------------
the order of the Swingline Lender, substantially in the form of Exhibit B-2
                                                                -----------
hereto, evidencing the Swingline Facility, and any amendments, modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "Swingline Termination Date" means the earliest to occur of (a) the
      --------------------------
resignation of First Union as Administrative Agent in accordance with Section
13.9 and (b) the Revolving Credit Maturity Date.

     "Taxes" shall have the meaning assigned thereto in Section 5.11(a).
      -----

     "Term A Loan Commitment" means (a) as to any Lender, the obligation of such
      ----------------------
Lender to make a Term A Loan for the account of the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) and (b) as to all Lenders, the aggregate
                 ---------------
commitment of all Lenders to make Term A Loans. The Term A Loan Commitment of all Lenders as of the Closing Date shall be Fifty Million Dollars ($50,000,000).

     "Term A Loan Facility" means the term loan facility established pursuant to
      --------------------
Article IV hereof under which the Lenders make Term A Loans to the Borrowers.

     "Term A Loan Maturity Date" means June 8, 2005; provided that, if the
      -------------------------                      --------
Preferred Stock Redemption Amendment shall not have become effective on or prior to the Maturity Adjustment Date, the Term A Loan Maturity Date shall mean the Adjusted Maturity Date.

     "Term A Loan Percentage" means, as to any Lender, (a) prior to making the
      ----------------------
Term A Loans, the ratio of (i) the Term A Loan Commitment of such Lender to (ii) the Term A Loan Commitments of all Lenders and (b) after the Term A Loans are made, the ratio of (i) the outstanding principal balance of the Term A Loan of such Lender to (ii) the aggregate outstanding principal balance of the Term A Loans of all Lenders.

     "Term A Loans" means the term loans made to the Borrowers by the Lenders
      ------------
pursuant to Section 4.1(a).

     "Term A Notes" means the Term A Notes made by the Borrowers payable to the
      ------------
order of each of the Lenders, substantially in the form of Exhibit B-3 hereto,
                                                           -----------
evidencing the Term A Loan Facility, and any amendments, modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "Term B Loan Commitment" means (a) as to any Lender, the obligation of such
      ----------------------
Lender to make a Term B Loan for the account of the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) and (b) as to all Lenders, the aggregate
                 ---------------
commitment of all Lenders to make Term B Loans. The Term B Loan Commitment of all Lenders as of the Closing Date shall be Forty Million Dollars ($40,000,000).

     "Term B Loan Facility" means the term loan facility established pursuant to
      --------------------
Article IV hereof under which the Lenders make Term B Loans to the Borrowers.

     "Term B Loan Maturity Date" means December 8, 2006; provided that, if the
      -------------------------                          --------
Preferred Stock Redemption Amendment shall not have become effective on or prior to the Maturity Adjustment Date, the Term B Loan Maturity Date shall mean the Adjusted Maturity Date.

     "Term B Loan Percentage" means, as to any Lender, (a) prior to making the
      ----------------------
Term B Loans, the ratio of (i) the Term B Loan Commitment of such Lender to (ii) the Term B Loan Commitments of all Lenders and (b) after the Term B Loans are made, the ratio of (i) the outstanding principal balance of the Term B Loan of such Lender to (ii) the aggregate outstanding principal balance of the Term B Loans of all Lenders.

     "Term B Loans" means the term loans made to the Borrowers by the Lenders
      ------------
pursuant to Section 4.1(a).

     "Term Loans" means the Term A Loans or the Term B Loans made to the
      ----------
Borrowers pursuant to Section 4.1, or all such Term Loans, as the context requires.

     "Term Notes" means the Term A Notes or the Term B Notes, or any combination
      ----------
thereof.

     "Termination Event" means:  (a) a "Reportable Event" described in Section
      -----------------
4043 of ERISA, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

     "Total Debt" means, as of any date of determination with respect to the
      ----------
Borrowers and their Subsidiaries on a Consolidated basis without duplication, the sum of all Debt of the Borrowers and their Subsidiaries.

     "Transactions" means the collective reference to the WMNS Acquisition and
      ------------
the initial Extensions of Credit.

     "Uniform Customs" means the Uniform Customs and Practice for Documentary
      ---------------
Credits (1993 Revision), effective January 1994, International Chamber of Commerce Publication No. 500.

     "UCC" means the Uniform Commercial Code as in effect in the State of New
      ---
York; provided, however, in the event that, by mandatory provisions of law, any
      --------  -------
or all of the attachment, perfection or priority of the Collateral Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purpose of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "United States" means the United States of America.
      -------------

     "Waste" means any product or other materials received and accepted by any
      -----
Borrower or Subsidiary thereof for processing, treatment, disposal, burial or remediation of radioactive, hazardous, mixed and other wastes.

     "Waste Management Loan" means the loan, in the amount not to exceed
      ---------------------
$11,900,000, evidenced by the Waste Management Loan Agreement.

     "Waste Management Loan Agreement" means the subordinated loan agreement
      -------------------------------
(including all other documents executed and/or delivered in connection therewith) between GTS or a Subsidiary thereof, as borrower, and Waste Management, Inc., as lender, substantially on the terms and conditions therefor, as set forth in the term sheet attached as Exhibit B to the WMNS Purchase
                                           ---------
Agreement, as such subordinated loan agreement and/or related documents are amended, restated or otherwise modified.

     "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares
      ------------
of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by any Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     "WMNS Acquisition" means the acquisition by GTS of (a) all of the
      ----------------
outstanding membership interests of Chem-Nuclear Systems L.L.C., a Delaware limited liability company and all Subsidiaries thereof and (b) all of the outstanding shares of capital stock of Waste Management Federal Services, Inc., a Delaware corporation and all Subsidiaries thereof, in each case, pursuant to the terms of the WMNS Purchase Agreement.

     "WMNS Companies" means Chem-Nuclear Systems L.L.C., a Delaware limited
      --------------
liability company and all Subsidiaries thereof and Waste Management Federal Services, Inc., a Delaware corporation and all Subsidiaries thereof.

     "WMNS Purchase Agreement" means that certain Purchase Agreement dated as of
      -----------------------
March 29, 2000 between Chemical Waste Management Inc., Rust International, Inc. and CNS Holdings, Inc., as Sellers, Waste Management, Inc. and GTS, as Purchaser, as amended by Amendment No. 1, dated June 8, 2000, and as further amended, restated or otherwise modified with the consent of the Required Lenders and all exhibits and schedules thereto.

     SECTION 1.2    General.  Unless otherwise specified, a reference in this
                    -------
Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     SECTION 1.3    Other Definitions and Provisions.
                    --------------------------------

     (a) Use of Capitalized Terms.  Unless otherwise defined therein, all
         ------------------------
capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b) Miscellaneous.  The words "hereof", "herein" and "hereunder" and words
         -------------
of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                           REVOLVING CREDIT FACILITY
                           -------------------------

     SECTION 2.1    Revolving Credit Loans. Subject to the terms and conditions
                    ----------------------
of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers on a joint and several basis from time to time from the Closing Date through the Revolving Credit Maturity Date as requested by GTS on behalf of the Borrowers in accordance with the terms of Section 2.3; provided, that (a)
                                                           --------
each Lender's Revolving Credit Commitment Percentage of the sum of the aggregate amount of all outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations shall at no time exceed such Lender's Revolving Credit Commitment and (b) no borrowing of Revolving Credit Loans shall be made if, immediately after giving effect thereto, the aggregate principal amount of Revolving Credit Loans then outstanding plus (i) all outstanding Swingline Loans plus (ii) the
                       ----                                     ----
aggregate principal amount of all outstanding L/C Obligations would exceed the then applicable Borrowing Limit. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

     SECTION 2.2    Swingline Loans.
                    ---------------

     (a)  Availability.  Subject to the terms and conditions of this Agreement,
          ------------
the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the Swingline Lender shall have no obligation
                  --------
to make any Swingline Loan, if, after giving effect to any amount requested, (a) the aggregate principal amount of all Swingline Loans then outstanding would exceed the Swingline Commitment or (b) the aggregate principal amount of all Revolving Credit Loans then outstanding plus the aggregate principal amount of all Swingline Loans then outstanding plus the L/C Obligations then outstanding
                                     ----
would exceed the then applicable Borrowing Limit.

     (b)  Refunding.
          ---------

          (i) If not earlier repaid by the Borrowers, Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Lender's Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

          (ii) The Borrowers shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders pursuant to Section 2.2(b)(i) are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, each Borrower hereby authorizes the Administrative Agent to charge any account maintained with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrowers pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received actual notice and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

          (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this
Section 2.2, one of the events described in Section 12.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

     SECTION 2.3    Procedure for Advances of Revolving Credit and Swingline
                    --------------------------------------------------------
Loans.
-----

     (a) Requests for Borrowing. GTS, on behalf of the Borrowers, shall give the
         ----------------------
Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit C-1 (a "Notice of Revolving Credit/Swingline Borrowing") not
          -----------
later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Swingline Loan or Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the amount of the Aggregate Commitment then available to the Borrowers, or if less, (x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $50,000 or a whole multiple thereof in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

     (b) Disbursement of Revolving Credit and Swingline Loans.  Not later than
         ----------------------------------------------------
3:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the

Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent notice substantially in the form of Exhibit D hereto (a "Notice of
                                                ---------
Account Designation") delivered by the Borrowers to the Administrative Agent or as may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in
Section 2.2(b).

     SECTION 2.4    Repayment of Revolving Credit and Swingline Loans.
                    -------------------------------------------------

     (a) Repayment on Revolving Credit Maturity Date. The Borrower shall repay
         -------------------------------------------
the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) and, in any event, on the Swingline Termination Date, together, in each case, with all accrued but unpaid interest thereon and all other amounts arising in connection therewith.

     (b) Mandatory Repayment of Revolving Credit Loans.  If at any time the sum
         ---------------------------------------------
of (A) the aggregate principal amount of all Revolving Credit Loans outstanding at such time plus (B) the aggregate principal amount of all Swingline Loans
             ----
outstanding at such time plus (C) the aggregate L/C Obligations outstanding at
                         ----
such time shall exceed the Borrowing Limit at such time, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Swingline Lender or Lenders, as applicable, Revolving Credit Loans, Swingline Loans and/or furnishing cash collateral reasonably satisfactory to the Administrative Agent or repay the L/C Obligations in an amount equal to such excess with each such repayment applied first to the principal amount of the outstanding Swingline Loans and second to
-----                                                                ------
the principal amount of the L/C Obligations and third to the principal amount of
                                                -----
outstanding Revolving Credit Loans. Such cash collateral shall be applied in accordance with Section 12.2(b). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

     (c) Optional Repayments.  The Borrowers may at any time and from time to
         -------------------
time repay the Revolving Credit Loans, in whole or in part, upon at least three
(3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans and Swingline Loans, in the form attached hereto as Exhibit E (a
                                                                    ---------
"Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $50,000 or a whole multiple thereof with respect to Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

     (d) Limitation on Repayment of LIBOR Rate Loans.  The Borrowers may not
         -------------------------------------------
repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

     SECTION 2.5    Notes.
                    -----

     (a) Revolving Credit Notes.  Each Lender's Revolving Credit Loans and the
         ----------------------
obligation of the Borrowers to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrowers payable to the order of such Lender representing the obligation of the Borrowers to pay such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and
                                   ----
other amounts due thereon. Each Revolving Credit Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

     (b) Swingline Note.  The Swingline Loans and the obligation of the
         --------------
Borrowers to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrowers payable to the order of the Swingline Lender representing the obligation of the Borrowers to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrowers hereunder, plus
                                                                         ----
interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

     SECTION 2.6    Permanent Reduction of the Revolving Credit Commitment
                    ------------------------------------------------------
and/or Swingline Commitment.
---------------------------

     (a) Voluntary Reduction.  The Borrowers shall have the right at any time
         -------------------
and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty,
(i) the entire Revolving Credit Commitment and/or Swingline Commitment at any time or (ii) portions of the Revolving Credit Commitment and/or Swingline Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof.

     (b) If at any time proceeds remain after the prepayment of Term A Loans and Term B Loans pursuant to Section 4.4(b)(vi) ("Excess Proceeds"), the Revolving Credit Commitment shall be permanently reduced by an amount equal to the amount of such Excess Proceeds.

     (c) Application.  Each permanent reduction permitted or required pursuant
         -----------
to this Section 2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding (i) Revolving Credit Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrowers shall be required to deposit in a cash collateral account opened by the Administrative Agent, in its name and on its books and over which it shall have sole dominion and control, an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit and (ii) Swingline Loans after such reduction to the Swingline Commitment as so reduced. Any reduction of (i) the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility and Swingline Facility and (ii) the Swingline Commitment to zero shall be accompanied by payment of all outstanding Swingline Loans and shall result in the termination of the Swingline Commitment and Swingline Facility. Such cash collateral shall be applied in accordance with
Section 12.2(b). If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

     SECTION 2.7    Termination of Revolving Credit Facility.  The Revolving
                    ----------------------------------------
Credit Facility shall terminate on the earliest of (a) June 8, 2005, (b) the date of termination by the Borrowers pursuant to Section 2.6(a) and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to
Section 12.2(a); provided that, if the Preferred Stock Redemption Amendment
                 --------
shall not have become effective on or prior to the Maturity Adjustment Date, the date set forth in clause (a) of this Section 2.7 shall be deemed to be replaced with the Adjusted Maturity Date.

                                  ARTICLE III

                           LETTER OF CREDIT FACILITY
                           -------------------------

     SECTION 3.1    L/C Commitment.
                    --------------

     (a) Subject to the terms and conditions hereof, First Union, as the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrowers on a joint and several basis on any Business Day from the Closing Date through but not including the date which is five (5) Business Days prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall
                                         --------
have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the sum of (A) the L/C Obligations at such time plus (B) the
                                            ----
aggregate principal amount of all outstanding Revolving Credit Loans and Swingline Loans would exceed the then applicable Borrowing Limit. If at any time the L/C Obligations exceed such permitted amount, the Borrowers shall furnish to the Administrative Agent cash collateral satisfactory to the Administrative Agent in an amount equal to such excess to be applied in accordance with Section 12.2(b).

     (b) Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000, (ii) be a standby letter of credit issued to support obligations of the Borrowers or any of their Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no later than one (1) year from the date of issuance thereof; provided, that in
                                                              --------
no case shall such expiration date be later than five (5) Business Days prior to the Revolving Credit Maturity Date and (iv) be subject to the Uniform Customs and/or ISPA 98, as set forth in the Application or as determined by the Issuing Lender and to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any Existing Letters of Credit, unless the context otherwise requires.

     SECTION 3.2    Procedure for Issuance of Letters of Credit.  The
                    -------------------------------------------
Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to
Section 3.1 and Article VI hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrowers. The Issuing Lender shall promptly furnish to the Borrowers a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's L/C Participation therein.

     SECTION 3.3    Commissions and Other Charges.
                    -----------------------------

     (a) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the product of (i) the face amount of such Letter of Credit times (ii) an annual percentage equal to
                                     -----
the Applicable Margin with respect to LIBOR Rate Loans in effect on the date of issuance of such Letter of Credit. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Maturity Date.

     (b) In addition to the foregoing commission, the Borrowers shall pay the Issuing Lender an issuance fee of 0.125% per annum on the face amount of each Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Maturity Date; provided, that such
                                                            --------
issuance fee shall not be payable with respect to the Existing Letters of Credit.

     (c) The Borrowers shall also pay all normal costs and expenses of the Issuing Lender in connection with the issuance, transfer or other administration of the Letters of Credit.

     (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent in accordance with their respective Revolving Credit Commitment Percentages.

     SECTION 3.4    L/C Participations.
                    ------------------

     (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal
                                        -----
Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the
                                             -----
numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from any Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment
--- ----                --------
received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     SECTION 3.5    Reimbursement Obligation of the Borrowers. In the event of
                    -----------------------------------------
any drawing under any Letter of Credit, the Borrowers jointly and severally agree to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section 3.5 or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrowers shall immediately notify the Issuing Lender that the Borrowers intend to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrowers shall be deemed to have timely given a Notice of Revolving Credit/Swingline Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in
Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section 3.5 to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or
Article VI. If the Borrowers have elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

     SECTION 3.6    Obligations Absolute.  The obligations of the Borrowers
                    --------------------
under this Article III (including without limitation the Reimbursement Obligation) shall be irrevocable, absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender and the L/C Participants shall not be responsible for, and the

Reimbursement Obligation of the Borrowers under Section 3.5 shall not be affected by, among other things, the validity or genuineness of this Agreement, any documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee or the application or misapplication of the proceeds or any Letter of Credit by any beneficiary thereunder. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC as in effect in the State of New York from time to time shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     SECTION 3.7    Effect of Application.  To the extent that any provision of
                    ---------------------
any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                   ARTICLE IV

                              TERM LOAN FACILITIES
                              --------------------

     SECTION 4.1    Term Loans.  Subject to the terms and conditions of this
                    ----------
Agreement, each Lender severally agrees to make the following Term Loans:

     (a) A Term A Loan to the Borrowers on a joint and several basis on the Closing Date in a principal amount equal to such Lender's Term A Loan Commitment; and

     (b) A Term B Loan to the Borrowers on a joint and several basis on the Closing Date in a principal amount equal to such Lender's Term B Loan Commitment.

If not made by the Closing Date, the Term A Loan Commitment and Term B Loan Commitment will expire and be of no further force or effect.

     SECTION 4.2    Procedure for Advance of Term Loans.  GTS, on behalf of
                    -----------------------------------
the Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit C-2 (a "Notice of Term Loan
                                      -----------
Borrowing") not later than 11:00 a.m.

(Charlotte time) on the Closing Date requesting that the Lenders make the Term A Loans and the Term B Loans each as a Base Rate Loan on such date in an amount equal to the aggregate Term A Loan Commitment and Term B Loan Commitment, respectively. Upon receipt of such Notice of Term Loan Borrowing from GTS on behalf of the Borrowers, the Administrative Agent shall promptly notify each Lender thereof. Not later than 2:00 p.m. (Charlotte time) on the Closing Date, each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's (i) Term A Loan Percentage of the Term A Loans and (ii) Term B Loan Percentage of the Term B Loans to be made on the Closing Date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 4.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the Notice of Account Designation. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Term Loan requested pursuant to this Section 4.2 to the extent that any Lender has not made available to the Administrative Agent its Term A Loan Percentage of such Term A Loan or Term B Loan Percentage of such Term B Loan, as applicable.

     SECTION 4.3    Repayment of Term Loans.
                    -----------------------

     (a) Term A Loans. Commencing June 30, 2000, the Borrowers shall repay the
         ------------
outstanding principal amount of the Term A Loans in equal quarterly installments in amounts equal to the following percentage of the Term A Loans outstanding on the Closing Date on the last day of each calendar quarter, in accordance with the following amortization schedule:

   -------------------------------------------------------------------------
               Period                  Aggregate Percentage Reduction of
                                            Term A Loans for Period
   -------------------------------------------------------------------------
       6/30/00 through 3/31/01                         20%
   -------------------------------------------------------------------------
     Next four calendar quarters                       20%
   -------------------------------------------------------------------------
     Next four calendar quarters                       20%
   -------------------------------------------------------------------------
     Next four calendar quarters                       20%
   -------------------------------------------------------------------------
     Next four calendar quarters                       20%
   -------------------------------------------------------------------------

If not sooner paid, the Term A Loans shall be paid in full, together with accrued interest thereon, on the Term A Loan Maturity Date.

     (b) Term B Loans. Commencing June 30, 2000, the Borrowers shall repay the
         ------------
outstanding principal amount of the Term B Loans in equal quarterly installments in amounts equal to the following percentage of the Term B Loans outstanding on the Closing Date on the last day of each calendar quarter, in accordance with the following amortization schedule:

   -------------------------------------------------------------------------
               Period                  Aggregate Percentage Reduction of
                                            Term B Loans for Period
   -------------------------------------------------------------------------
       6/30/00 through 9/30/00                        0.50%
   -------------------------------------------------------------------------
     Next four calendar quarters                      1.00%
   -------------------------------------------------------------------------
     Next four calendar quarters                      1.00%
   -------------------------------------------------------------------------
     Next four calendar quarters                      1.00%
   -------------------------------------------------------------------------
     Next four calendar quarters                      1.00%
   -------------------------------------------------------------------------
     Next four calendar quarters                     47.75%
   -------------------------------------------------------------------------
     Next four calendar quarters                     47.75%
   -------------------------------------------------------------------------

If not sooner paid, the Term B Loans shall be paid in full, together with accrued interest thereon, on the Term B Loan Maturity Date.

     SECTION 4.4    Prepayments of Term Loans.
                    -------------------------

     (a) Optional Prepayment of Term Loans. The Borrowers shall have the right
         ---------------------------------
at any time and from time to time, upon delivery to the Administrative Agent of a Notice of Prepayment (i) at least two (2) Business Days prior to any repayment of a Base Rate Loan and (ii) at least three (3) Business Days prior to the repayment of a LIBOR Rate Loan to prepay the Term Loans in whole or in part without premium or penalty except as provided below and as required pursuant to
Section 5.9. Upon receipt of any such notice, the Administrative Agent promptly shall forward a copy thereof to the Lenders. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $250,000 in excess thereof with respect to Base Rate Loans and $2,000,000 or any whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans, shall be applied to reduce the outstanding principal balance of the Term Loans on a pro rata basis between the
                                                     --- ----
Term A Loans and the Term B Loans and to reduce on a pro rata basis the
                                                     --- ----
remaining scheduled principal installments of the Term Loans under Section 4.3 in inverse order of maturity.

     (b) Mandatory Prepayment of Term Loans.
         ----------------------------------

         (i)   Debt Proceeds.  The Borrowers shall make mandatory principal
               -------------
prepayments (in the manner set forth in Section 4.4(b)(vi) below) of the Term Loans in amounts equal to one hundred percent (100%) of the Net Cash Proceeds from any incurrence of Debt by any Borrower or any of its Subsidiaries (except Debt permitted pursuant to Sections 11.1(a) through 11.1(i)). Such prepayment shall be made within three (3) Business Days after the date of consummation of any such transaction.

         (ii)  Equity Proceeds.  The Borrowers shall make mandatory principal
               ---------------
prepayments (in the manner set forth in Section 4.4(b)(vi) below) of the Term Loans in amounts equal to fifty percent (50%) of the aggregate Net Cash Proceeds from any offering of equity securities by any Borrower or any of its Subsidiaries (excluding Net Cash Proceeds from the issuance of any common or preferred stock of GTS permitted under this Agreement and (A) issued to finance any Permitted Acquisition or (B) issued to The Carlyle Group or its Affiliates). Such prepayment shall be made within three (3) Business Days after the date of consummation of any such transaction.

         (iii) Asset Sale Proceeds.  The Borrowers shall make mandatory
               -------------------
principal prepayments (in the manner set forth in Section 4.4(b)(vi) below) of the Term Loans in amounts equal to one hundred percent (100%) of the Net Cash Proceeds from the sale or other disposition of assets by any Borrower or any of its Subsidiaries other than in the ordinary course of business, including without limitation, pursuant to Section 11.6(g). Such prepayment shall be made within three (3) Business Days after the date of consummation of any such transaction.

         (iv)  Insurance and Condemnation Proceeds. No later than one hundred
               -----------------------------------
eighty (180) days following the date of receipt by any Borrower or any Subsidiary thereof of any Net Cash Proceeds under any of the property or casualty insurance policies thereof or from any condemnation proceeding which have not been reinvested as of such date in similar assets, the Borrowers shall make mandatory principal prepayments (in the manner set forth in Section 4.4(b)(vi) below) of the Term Loans in amounts equal to one hundred percent (100%) of such Net Cash Proceeds. Notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all proceeds from such insurance policies or condemnation proceedings, received by any Borrower or any Subsidiary thereof shall be directly paid over to the Administrative Agent and applied to make prepayments of the Term Loans (in the manner set forth in Section 4.4(b)(vi) below), such prepayments to be made within three (3) Business Days after the Borrower's receipt of such proceeds.

         (v)   Excess Cash Flow. Within ninety (90) days after the end of any
               ----------------
Fiscal Year commencing with the Fiscal Year ending December 31, 2000, the Borrowers shall make a mandatory principal prepayment (in the manner set forth in Section 4.4(b)(vi) below) of the Term Loans in an amount equal to fifty percent (50%) of Excess Cash Flow, if any, for such Fiscal Year.

         (vi)  Notice; Manner of Payment.  Upon the occurrence of any event
               -------------------------
triggering the prepayment requirement under Sections 4.4(b)(i) through and including 4.4(b)(v), GTS on behalf of the Borrowers shall give prompt written notice of such event and the amount of the corresponding prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each mandatory prepayment of the Term Loans under Section 4.4(b) shall be applied as follows: (i) first, to reduce the outstanding principal balance of the Term Loans on a pro rata basis between
                                                         --- ----
the Term A Loans and the

Term B Loans and to reduce the remaining scheduled principal installments of the Term Loans under Section 4.3 in inverse order of maturity and (ii) second, to the extent of any excess, to reduce permanently the Revolving Credit Commitment pursuant to Section 2.6(b).

     (c) No Reborrowing of Term Loans.  Amounts prepaid under the Term Loans
         ----------------------------
pursuant to Section 4.3 or Section 4.4 may not be reborrowed and will constitute a permanent reduction in the applicable Term Loan Commitment. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

     SECTION 4.5    Term Notes
                    ----------

 . Each Lender's Term A Loans and the obligation of the Borrowers to repay such Term A Loans shall be evidenced by a Term A Note, payable to the order of such Lender representing the Borrowers' obligation to pay such Lender's Term A Loan Commitment in accordance with the terms hereof. Each Lender's Term B Loans and the obligation of the Borrowers to repay such Term B Loans shall be evidenced by a Term B Note, payable to the order of such Lender representing the Borrowers' obligation to pay such Lender's Term B Loan Commitment in accordance with the terms hereof. Each Term Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

                                   ARTICLE V

                            GENERAL LOAN PROVISIONS
                            -----------------------

     SECTION 5.1    Interest.
                    --------

     (a) Interest Rate Options.  Subject to the provisions of this Section 5.1,
         ---------------------
at the election of GTS on behalf of the Borrowers, the aggregate principal balance of any Revolving Credit Note and any Term Loan Note shall bear interest at (i) the Base Rate plus the Applicable Margin as set forth in Section 5.1(c)
                     ----
or (ii) the LIBOR Rate plus the Applicable Margin as set forth in Section
                       ----
5.1(c); provided that the LIBOR Rate shall not be available until three (3)
        --------
Business Days after the Closing Date. The Swingline Note shall bear interest at the Base Rate plus the Applicable Margin as set forth in Section 5.1(c). The
              ----
Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Revolving Credit/Swingline Borrowing is given pursuant to Section 2.3(a) or a Notice of Term Loan Borrowing is given pursuant to Section 4.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Each Loan or portion thereof bearing interest based on the Base Rate (other than Swingline Loans) shall be a "Base Rate Loan", each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

     (b) Interest Periods.  In connection with each LIBOR Rate Loan, GTS on
         ----------------
behalf of the Borrowers, by giving notice at the times described in Section 5.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such LIBOR Rate Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; provided that:
      --------

         (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

         (ii)  if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect
                              --------
     to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

         (iv) no Interest Period shall extend beyond the Revolving Credit Termination Date, the Term A Loan Maturity Date or the Term B Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrowers so as to permit the Borrowers to make mandatory reductions of the Revolving Credit Commitment pursuant to Section 2.6(b) and the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9; and

         (v) there shall be no more than seven (7) Interest Periods in effect at any time.

     (c) Applicable Margin. The Applicable Margin provided for in Section 5.1(a)
         -----------------
with respect to the Loans (the "Applicable Margin") shall (i) for the period commencing on the Closing Date and ending on the date that is six (6) months from the Closing Date (the "Initial Adjustment Date"), equal the percentages set forth as follows:

      Revolving Credit and Term A
           Loan Facilities                        Term B Loan Facility

      Applicable Margin Per Annum             Applicable Margin Per Annum
      Base Rate +    LIBOR Rate +             Base Rate +    LIBOR Rate +
      ---------------------------             ---------------------------
        2.25%           3.25%                   2.75%           3.75%

and (ii) commencing on the Initial Adjustment Date and for each fiscal quarter thereafter, shall be based upon the Leverage Ratio as set forth in the table below and shall be determined and adjusted on the Initial Adjustment Date and thereafter, quarterly on the date (each a "Calculation Date") ten (10) Business Days after the date by which the Borrowers are required to provide an Officer's

Compliance Certificate for the most recently ended fiscal quarter of the Borrowers and their Subsidiaries; provided, that with respect to the period
                                  --------
commencing on the Initial Adjustment Date and ending on the next Calculation Date to occur after the Initial Adjustment Date, the calculation of the Applicable Margin shall be based on the most recent Officer's Compliance Certificate received by the Administrative Agent and Lenders prior to the Initial Adjustment Date. Notwithstanding the foregoing, if the Borrowers fail to provide the Officer's Compliance Certificate as required by Section 8.2 for the most recently ended fiscal quarter of the Borrowers and their Subsidiaries preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level 1 (as shown below) until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

                                      Revolving Credit and Term A
                                            Loan Facilities              Term B Loan Facility
                                      Applicable Margin Per Annum    Applicable Margin Per Annum
Level           Leverage Ratio        Base Rate +    LIBOR Rate +    Base Rate +    LIBOR Rate +
-----           --------------        ---------------------------    ---------------------------
1          Greater than  or equal
           to 3.00 to 1.0.              2.50%           3.50%          3.00%           4.00%

2          Less than 3.00 to 1.0
           but greater than
           or equal to 2.50 to 1.0.     2.25%           3.25%          2.75%           3.75%

3          Less than 2.50 to 1.0
           but greater than
           or equal to 2.00 to 1.0.     2.00%           3.00%          2.50%           3.50%

4          Less than 2.00 to 1.0
           but greater than or
           equal to 1.50 to 1.0.        1.75%           2.75%          2.25%           3.25%

5          Less than 1.50 to 1.0.       1.50%           2.50%          2.00%           3.00%

     (d) Default Rate.  Subject to Section 12.3, at the discretion of the
         ------------
Administrative Agent and Required Lenders upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans or Swingline Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans (calculated at the highest Applicable Margin), and (iii) all outstanding Base Rate Loans and Swingline Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (e) Interest Payment and Computation.  Interest on each Base Rate Loan and
         --------------------------------
Swingline Loans shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 2000; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three
(3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

     (f) Maximum Rate.  In no contingency or event whatsoever shall the
         ------------
aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

     SECTION 5.2    Notice and Manner of Conversion or Continuation of Loans.
                    --------------------------------------------------------

Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to convert at any time following the third Business Day after the Closing Date all or any portion of its outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $2,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, GTS on behalf of the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit F (a "Notice of Conversion/Continuation")
                               ---------
not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor specifying the Credit Facility to which such Loan relates, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 5.3    Fees.
                    ----

     (a) Commitment Fee. Commencing on the Closing Date and continuing through
         --------------
but excluding the Revolving Credit Maturity Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to the rate set forth below (the "Commitment Fee Rate") on the average daily unused portion of the Revolving Credit Commitment (the outstanding principal balance of all Revolving Credit Loans, Swingline Loans and L/C Obligations shall be considered usage). The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 2000, and on the Revolving Credit Maturity Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Revolving Credit
            --- ----
Commitment Percentages. The Commitment Fee Rate provided for above shall equal the percentage set forth below corresponding to the level at which the Applicable Margin is determined in accordance with Section 5.1(c). Any change in the applicable level at which Applicable Margin is determined shall result in a corresponding and simultaneous change in the Commitment Fee Rate.

         Level                     Commitment Fee Rate
         -----                     -------------------

           1                               0.500%

           2                               0.500%

           3                               0.500%

           4                               0.375%

           5                               0.375%

     (b) Administrative Agent's and Other Fees.  In order to compensate the
         -------------------------------------
Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the GTS, on behalf of itself and the other Borrowers, and the Administrative Agent dated March 29, 2000.

     SECTION 5.4    Manner of Payment.  (a)  Each payment by the Borrowers on
                    -----------------
account of the principal of or interest on the Revolving Credit Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement with respect to the Revolving Credit Loans, the Letters of Credit or any Revolving Credit Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders having a Revolving Credit Commitment (other than as set forth below) pro rata in accordance with their respective Revolving
                    --- ----
Credit Commitment Percentages, (except as specified below) in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever, (b) each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts shall be made in like manner, except for the account of the Swingline Lender, (c) each payment by the Borrowers on account of the principal of or interest on the Term A Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement with respect to the Term A Loans or any Term A Note shall be made in like manner, for the account of the Lenders having a Term A Loan Commitment pro rata
                                                                       --- ----
in accordance with their respective Term A Loan Percentages and shall be made without any set-off, counterclaim or deduction whatsoever, (d) each payment by the Borrowers on account of the principal of or interest on the Term B Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement with respect to the Term B Loans or any Term B Note shall be made in like manner, for the account of the Lenders having a Term B Loan Commitment pro
                                                                            ---
rata in accordance with their respective Term B Loan Percentages and shall be
----
made without any set-off, counterclaim or deduction whatsoever and (e) any other amounts payable to the Lenders under this Agreement shall be made in like manner pro rata based on its or their respective share in the Obligation with respect
--- ----
to which such payment was received and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 3:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro
                                                                          ---
rata share of such payment in accordance with such Lender's Revolving Credit
----
Commitment Percentage, Term A Loan Percentage and/or Term B Loan Percentage, as applicable (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participant, as the case may be. Each payment to the Administrative Agent of the Administrative Agent's or Issuing Lender's fees or expenses shall be made for the account of the Administrative Agent or Issuing Lender, as the case may be, and each amount payable by the Borrowers to the Swingline Lender with respect to the Swingline Note shall be made to the Administrative Agent for the account of the Swingline Lender, and any amount payable to any Lender under Sections 5.8, 5.9, 5.10, 5.11 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 5.1(b)(ii) if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 5.5    Crediting of Payments and Proceeds.  In the event that the
                    ----------------------------------
Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Administrative Agent's and Issuing

Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the other Notes and the Reimbursement Obligation (pro rata in
                                                              --- ----
accordance with all such amounts due), then to the principal amount of the other Notes and Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (which such Hedging Agreement is permitted hereunder and required or requested by the Required Lenders) (pro rata
                                                                        --- ----
in accordance with all such amounts due) and then to the cash collateral account described in Section 12.2(b) hereof to the extent of any L/C Obligations then outstanding, then to any termination payments due in respect of a Hedging Agreement with any Lender (which such Hedging Agreement is permitted, but not required or requested by the Required Lenders), in that order.

     SECTION 5.6    Adjustments.  If any Lender (a "Benefited Lender") shall
                    -----------
at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect of the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all
                                                         --------
or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 5.7    Nature of Obligations of Lenders Regarding Extensions of
                    --------------------------------------------------------
Credit; Assumption by the Administrative Agent.  The obligations of the Lenders
----------------------------------------------
under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Sections 2.3(b) and 4.2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as
        -----
determined by the Administrative Agent, times (c) a fraction the numerator of
                                        -----
which is the number of days that elapse
from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 5.7 shall be conclusive, absent manifest error. If such Lender's Revolving Credit Commitment Percentage, Term A Loan Percentage or Term B Loan Percentage, as applicable, of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make its Revolving Credit Commitment Percentage, Term A Loan Percentage or Term B Loan Percentage, as applicable, of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Revolving Credit Commitment Percentage, Term A Loan Percentage or Term B Loan Percentage, as applicable, of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Credit Commitment Percentage, Term A Loan Percentage or Term B Loan Percentage, as applicable, of such Loan available on the borrowing date.

     SECTION 5.8    Changed Circumstances.
                    ---------------------

     (a) Circumstances Affecting LIBOR Rate Availability.  If with respect to
         -----------------------------------------------
any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Dow Jones Market Screen 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

     (b) Laws Affecting LIBOR Rate Availability.  If, after the date hereof, the
         --------------------------------------
introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

     (c) Increased Costs.  If, after the date hereof, the introduction of, or
         ---------------
any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

         (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note; and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 5.8(c); provided,
                                                                     --------
that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage, Term A Loan Percentage or Term B Loan Percentage, as applicable, of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 5.9    Indemnity. The Borrowers hereby indemnify each of the
                    ---------
Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or make a prepayment after giving notice thereof to the Administrative Agent or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage, Term A Loan Percentage or Term B Loan Percentage, as applicable, of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 5.10   Capital Requirements. If after the date hereof either
                    --------------------
(a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 5.11   Taxes.
                    -----

     (a) Payments Free and Clear.  Any and all payments by the Borrowers
         -----------------------
hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof, (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof and (iii) any United States federal income tax that is imposed on, or required to be deducted from, a payment hereunder (or under the Notes or Letters of Credit) by reason of a failure to comply with the requirements of Section 5.11(e) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this
Section 5.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) the Borrowers shall make such deductions or withholdings, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other Governmental Authority in the manner provided in Section 5.11(d).

     (b) Stamp and Other Taxes.  In addition, the Borrowers shall pay any
         ---------------------
present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (c) Indemnity.  The Borrowers shall indemnify each Lender and the
         ---------
Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Evidence of Payment.  Within thirty (30) days after the date of any
         -------------------
payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (e) Delivery of Tax Forms.  Each Lender organized under the laws of a
         ---------------------
jurisdiction other than the United States or any state thereof shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant

Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, a Form W-8BEN or W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8BEN or W-8ECI, establishing an exemption from United States backup withholding tax.

     (f) Survival.  Without prejudice to the survival of any other agreement of
         --------
the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 5.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

     SECTION 5.12   Security.  The Obligations of the Borrowers shall be
                    --------
secured as provided in the Security Documents.

                                   ARTICLE VI

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING
                  --------------------------------------------

     SECTION 6.1    Closing.  The closing shall take place at the offices of
                    -------
Hogan & Hartson, 111 So. Calvert Street, Baltimore, Maryland 21202 at 10:00 a.m. on June 8, 2000, or on such other date and time as the parties hereto shall mutually agree.

     SECTION 6.2    Conditions to Closing and Initial Extensions of Credit.
                    ------------------------------------------------------
The obligation of the Lenders to close this Agreement and to make the initial Loan or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

     (a) Executed Loan Documents.  This Agreement, the Revolving Credit Notes,
         -----------------------
the Term A Notes, the Term B Notes, the Swingline Note and the Security Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

     (b) Closing Certificates; etc.
         --------------------------

         (i)   Officer's Certificate of the Borrowers.  The Administrative Agent
               --------------------------------------
shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions.

         (ii)  Certificate of Secretary of each Borrower.  The Administrative
               -----------------------------------------
Agent shall have received a certificate of the secretary or assistant secretary of each Borrower and the Oak Ridge SPE certifying as to the incumbency and genuineness of the signature of each officer of such Borrower and the Oak Ridge SPE executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation or certificate of formation, as applicable, of such Borrower and the Oak Ridge SPE and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, as applicable, (B) the bylaws or operating agreement, as applicable, of such Borrower and the Oak Ridge SPE as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors or other governing body, as applicable, of such Borrower and the Oak Ridge SPE authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.2(b)(iii).

         (iii) Certificates of Good Standing. The Administrative Agent shall
               -----------------------------
have received long-form certificates as of a recent date of the good standing of each Borrower and the Oak Ridge SPE under the laws of its jurisdiction of organization or formation, as applicable, and to the extent requested by the Administrative Agent, each other jurisdiction where such Borrower or the Oak Ridge SPE is qualified to do business, including, if applicable, a certification that such Person has filed required tax returns and owes no delinquent taxes.

         (iv)  Opinions of Counsel.  The Administrative Agent shall have
               -------------------
received favorable opinions of counsel to the Borrowers and the Oak Ridge SPE addressed to the Administrative Agent and the Lenders with respect to the Borrowers and the Oak Ridge SPE, the Loan Documents and such other matters as the Lenders shall request.

         (v)   Tax Forms.  The Administrative Agent shall have received copies
               ---------
of the United States Internal Revenue Service forms required by Section 5.11(e) hereof.

         (vi)  Borrowing Base Certificate. The Administrative Agent shall have
               --------------------------
received a Borrowing Base Certificate from the chief executive officer or chief financial officer of the Borrower in the form of Exhibit A attached hereto,
                                                 ---------
which shall be accurate and complete in all material respects.

     (c) Collateral.
         ----------

         (i)   Filings and Recordings.  All filings and recordations that are
               ----------------------
necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents shall have been received by the Collateral Agent and the Collateral Agent shall have received evidence satisfactory to the Collateral Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein.

         (ii)  Pledged Collateral.  The Collateral Agent shall have received
               ------------------
original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

         (iii) Lien Search. The Collateral Agent shall have received the results
               -----------
of a Lien search made against the Borrowers under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any material portion of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

         (iv)  Hazard and Liability Insurance.  The Collateral Agent shall have
               ------------------------------
received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and if requested by the Collateral Agent, copies (certified by a Responsible Officer) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

         (v)   Assignment of Claims Act Notices.  Notices of assignment, in form
               --------------------------------
and substance satisfactory to the Collateral Agent, with respect to Government Contracts identified in any "Perfection Certificate" under and as defined in the Security Agreement duly executed by the Borrower party to such contract in compliance with the Assignment of Claims Act.

     (d) Consents; Defaults.
         ------------------

         (i)   Governmental and Third Party Approvals.  The Borrowers and the
               --------------------------------------
Oak Ridge SPE shall have obtained (A) all necessary approvals, authorizations and consents of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents and (B) all material third party consents necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents.

         (ii)  No Injunction, Etc.  No action, proceeding, investigation,
               -------------------
regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

         (iii) No Event of Default.  No Default or Event of Default shall have
               -------------------
occurred and be continuing.

     (e) The Transactions.
         ----------------

         (i)   WMNS Acquisition. The Administrative Agent shall have received
               ----------------
evidence that (A) the WMNS Acquisition has been consummated in accordance with the terms of the WMNS Purchase Agreement, (B) the purchase price paid in connection with the WMNS Acquisition Agreement shall not exceed $65,000,000 (plus any purchase price adjustment set forth in Section 1.3 of the WMNS
 ----
Purchase Agreement) and (C) all material conditions precedent set forth in the WMNS Purchase Agreement have been satisfied including, without limitation, the delivery of all (1) third party consents material to the closing of the WMNS Acquisition, (2) shareholder approvals required by the terms of the WMNS Purchase Agreement and (3) governmental consents necessary to effect the transactions contemplated by the WMNS Purchase Agreement, shall have been obtained.

         (ii)  Transaction Certificate. The Borrowers shall have delivered to
               -----------------------
the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that on the Closing Date after consummation of the Transactions, (A) Total Debt of the Borrowers and their Subsidiaries (determined in a manner reasonably satisfactory to the Administrative Agent) does not exceed $110 million, (B) Senior Debt of the Borrowers and their Subsidiaries (determined in a manner reasonably satisfactory to the Administrative Agent) does not exceed $98 million and (C) Closing EBITDA of the Borrowers and their Subsidiaries (determined in a manner reasonably satisfactory to the Administrative Agent) equals or exceeds $39.5 million, (D) attached thereto is a calculation evidencing, to the reasonable satisfaction of the Administrative Agent, Pro Forma compliance by the Borrowers with the financial covenants set forth in Article X as of March 31, 2000, (E) after giving effect to the Transactions, the Borrowers and their Subsidiaries taken as a whole are Solvent,
(F) the payables of the Borrowers are current and not past due, except where failure to pay could not reasonably be expected to have a Material Adverse Effect, (G) attached thereto is a Pro Forma balance sheet of the Borrowers and their Subsidiaries setting forth on a Pro Forma basis the financial condition of the Borrowers and their Subsidiaries on a Consolidated basis as of the date of such certificate reflecting on a Pro Forma basis the effect of the Transactions, including all fees and expenses in connection therewith, and evidencing compliance on a Pro Forma basis with the covenants contained in Article XI hereof and (H) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of each Borrower and senior management thereof as to the projected results contained therein.

     (f) Financial Matters.
         -----------------

         (i)   Financial Statements.  The Administrative Agent shall (A)
               --------------------
have received (1) the audited Consolidated financial statements of the Borrowers and their Subsidiaries for Fiscal Years 1998 and 1999 (excluding the WMNS Companies and their Subsidiaries) and the audited Consolidated financial statements of WMNS Companies and their Subsidiaries for fiscal year 1999, in each case accompanied by an unqualified opinion of a nationally recognized accounting firm and prepared in accordance with GAAP and applicable Securities and Exchange Commission guidelines, (2) updated Pro Forma Consolidated statements of income and balance sheets for the Borrowers and their Subsidiaries and the WMNS Companies and their Subsidiaries for fiscal year 1999 in form reasonably satisfactory to the Administrative Agent, (3) unaudited Consolidated financial statements of the Borrowers and their Subsidiaries and the WMNS Companies and their Subsidiaries for the fiscal quarter ending March 31, 2000, and (4) any updates or modifications to the projected financial statements of the Borrowers and their Subsidiaries previously received by the Administrative Agent and (B) be reasonably satisfied that none of the financial information delivered pursuant to clause (A) above (excluding the financial projections) evidences or reveals any material adverse change from the information previously delivered to the Administrative Agent.

         (ii)  Payment at Closing; Fee Letters.  The Borrowers shall have
               -------------------------------
paid the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 5.3(b).

     (g) Non-Disturbance Agreement; Subordination Agreement.  The Administrative
         --------------------------------------------------
Agent shall be satisfied that the Non-Disturbance Agreement and the Subordination Agreement shall remain in full force and effect, notwithstanding the closing of this Agreement.

     (h) Miscellaneous.
         -------------

         (i)   Notice of Borrowing.  The Administrative Agent shall have
               -------------------
received a Notice of Borrowing from GTS on behalf of the Borrowers in accordance with Section 2.3(a) and Section 4.2, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

         (ii)  Proceedings and Documents.  All opinions, certificates and
               -------------------------
other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

         (iii) Due Diligence and Other Documents.  The Borrowers shall
               ---------------------------------
have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent may reasonably request.

     (i) Repayment of Existing Debt
         --------------------------

         (i)   Refinancing of Existing Facility.  On the Closing Date,
               --------------------------------
(A) all loans under the Existing Facility ("Existing Loans") made by any lender under the Existing Facility (each a "Prior Lender") who is not a Lender hereunder shall be repaid in full and the commitments and other obligations and (except as expressly set forth in the Existing Facility) rights of such Prior Lender shall be terminated, (B) all outstanding Existing Loans shall be deemed Loans hereunder and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the Commitments of the Lenders hereunder, (C) all outstanding letters of credit issued pursuant to the Existing Facility and all other Existing Letters of Credit shall be deemed Letters of Credit hereunder and each Lender agrees to purchase a participation therein pursuant to Section 3.4 in accordance with its Revolving Credit Commitment Percentage, (D) there shall have been paid in cash in full all accrued but unpaid interest due on the Existing Loans to but excluding the Closing Date, (E) there shall have been paid in cash in full all accrued but unpaid fees under the Existing Facility due to but excluding the Closing Date and all other amounts, costs and expenses then owing to any of the Prior Lenders and/or any Agent, as agent under the Existing Facility, in each case to the satisfaction of such Agent or Prior Lender, as the case may be, regardless of whether or not such amounts would otherwise be due and payable at such time pursuant to the terms of the Existing Facility and (F) all outstanding promissory notes issued by the Borrowers to the Prior Lenders under the Existing Facility shall be deemed canceled and the originally executed copies thereof shall be promptly returned to the Administrative Agent who shall forward such notes to the Borrowers.

         (ii)  Repayment of  Debt Existing on the Closing Date.  On the
               -----------------------------------------------
Closing Date all outstanding Debt of the Borrowers and their Subsidiaries (other than the Existing Facility which shall be refinanced as set forth above and Debt permitted pursuant to Section 11.1) shall be terminated and repaid in full, and all collateral security therefor shall be released and the Administrative Agent shall have received evidence of such termination, including, without limitation, any Uniform Commercial Code termination statements and a pay-off letter in form and substance satisfactory to it evidencing such repayment, termination, reconveyance and release.

     SECTION 6.3  Conditions to All Extensions of Credit.  The obligations of
                  --------------------------------------
the Lenders to make any Extensions of Credit (including the initial Extension of Credit) are subject to the satisfaction of the following conditions precedent on the date of such Extension of Credit:

     (a) Continuation of Representations and Warranties.  The representations
         ----------------------------------------------
and warranties contained in Article VII shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

     (b) No Existing Default.  No Default or Event of Default shall have
         -------------------
occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) or the issue date with respect to such Letter of Credit or after giving effect to the issuance of such Letter of Credit on such date.

     (c) Officer's Compliance Certificate; Additional Documents.  The
         ------------------------------------------------------
Administrative Agent shall have received the current Officer's Compliance Certificate (or with respect to the initial borrowing, the Transaction Certificate) and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

                                  ARTICLE VII

                REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
                -----------------------------------------------

     SECTION 7.1  Representations and Warranties.  To induce the Administrative
                  ------------------------------
Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Borrower hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

     (a) Organization; Power; Qualification.  Each Borrower and each Subsidiary
         ----------------------------------
thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be duly qualified and authorized will not have a Material Adverse Effect. The jurisdictions in which each Borrower and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1(a).
             ---------------

     (b) Ownership.  Each Subsidiary of each Borrower as of the Closing Date is
         ---------
listed on Schedule 7.1(b).  As of the Closing Date, the capitalization of each
          ---------------
Borrower and each Subsidiary thereof consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.1(b). All outstanding shares have been duly
                        ---------------
authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of each Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 7.1(b). As of the
                                                ---------------
Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any Borrower or any Subsidiary thereof, except as described on Schedule 7.1(b).
                                ---------------

     (c) Authorization of Agreement, Loan Documents and Borrowing. Each Borrower
         --------------------------------------------------------
and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.
         ---------------------------------------------------------------------
The execution, delivery and performance by each Borrower and each Subsidiary thereof of the Loan Documents and Acquisition Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder, the granting of the Liens under the Security Documents and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Borrower or any Subsidiary thereof,
(ii) conflict with, result in a breach of or constitute a default under (A) the articles of incorporation, bylaws or other organizational documents of any Borrower or any Subsidiary thereof or (B) any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person which could reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

     (e) Compliance with Law; Governmental Approvals.  Each Borrower and each
         -------------------------------------------
Subsidiary thereof (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, in each case except to the extent that any such lack of Governmental Approval or failure to comply would not have a Material Adverse Effect.

     (f) Tax Returns and Payments.  Each Borrower and each Subsidiary thereof
         ------------------------
has duly filed or caused to be filed all federal, state, material local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. Except as set forth on
Schedule 7.1(f) and except for claims for taxes which are being contested in
---------------
good faith and as to which adequate reserves are maintained in accordance with GAAP, no Governmental Authority has asserted any Lien or other claim against any Borrower or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each Borrower and each Subsidiary thereof in respect of federal, state, material local and other taxes for all Fiscal Years and portions thereof since the organization of such Borrower and each Subsidiary thereof are in the judgment of each such Borrower adequate, and each such Borrower does not anticipate any additional taxes or assessments for any of such years.

     (g) Intellectual Property Matters.  Each Borrower and each Subsidiary
         -----------------------------
thereof owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     (h) Environmental Matters. In the ordinary course of its business, each
         ---------------------
Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of such Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted at any such facility, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, each Borrower has concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not reasonably be expected to have a Material Adverse Effect.

     (i) ERISA.
         -----

         (i) As of the Closing Date, no Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 7.1(i);
                                     ---------------

         (ii)  Each Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Other than as set forth on Schedule 7.1(i), each Employee Benefit Plan that is intended to be
         ---------------
qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section

501(a) of the Code. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

         (iii) Other than as set forth on Schedule 7.1(i), no Pension Plan has
                                          ---------------
been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

         (iv) No Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

         (v)   Other than as set forth on Schedule 7.1(i), no Termination
                                          ---------------
Event has occurred or is reasonably expected to occur; and

         (vi)  Other than as set forth on Schedule 7.1(i), no proceeding, claim,
                                          ---------------
lawsuit and/or investigation is existing or, to the best knowledge of any Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower or any ERISA Affiliate, (B) Pension Plan or
(C) Multiemployer Plan.

     (j) Margin Stock.  No Borrower nor any Subsidiary thereof is engaged
         ------------
principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

     (k) Government Regulation.  No Borrower nor any Subsidiary thereof is an
         ---------------------
"investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (l) Material Contracts.  Schedule 7.1(l) sets forth a complete and accurate
         ------------------   ---------------
list of all Material Contracts of the Borrowers and their Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 7.1(l), each such Material Contract is, and after giving
             ---------------
effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Borrowers and their Subsidiaries have delivered or made available to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 7.1(l) or any other Schedule hereto.
                         ---------------

     (m) Employee Relations. Each Borrower and each Subsidiary thereof has a
         ------------------
stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.1(m). No
                                                       ---------------
Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries, which would have a Material Adverse Effect.

     (n) Financial Statements.  The financial statements delivered pursuant to
         --------------------
Section 6.2(f)(i) are complete and correct in all material respects and fairly present the assets, liabilities and financial position of the Borrowers and their Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, except (i) for deviations from GAAP disclosed in the WMNS Purchase Agreement and (ii) in the case of the unaudited financial statements referred to above, for the omission of footnotes and ordinary year end adjustments). The Borrowers and their Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not reflected in accordance with GAAP in the foregoing financial statements or in the notes thereto.

     (o) No Material Adverse Change.  Since December 31, 1999, there has been no
         --------------------------
material adverse change in the properties, business, operations, or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect, except as previously disclosed in materials filed with the Securities and Exchange Commission after December 31, 1999 and prior to the Closing Date.

     (p) Solvency.  As of the Closing Date and after giving effect to the WMNS
         --------
Acquisition and each Extension of Credit made hereunder, GTS and its Subsidiaries, taken as a whole, will be Solvent.

     (q) Titles to Properties.  Each Borrower and each Subsidiary thereof has
         --------------------
such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrowers and their Subsidiaries delivered pursuant to
Section 7.1(n),
except those which have been disposed of by any Borrower or any Subsidiary thereof subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

     (r) Liens.  None of the properties and assets of any Borrower or any
         -----
Subsidiary thereof is subject to any Lien, except Permitted Liens. No financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and no Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect Permitted Liens.

     (s) Debt and Guaranty Obligations.  Schedule 7.1(s) is a complete and
         -----------------------------   ---------------
correct listing of all Debt and Guaranty Obligations of each Borrower and each Subsidiary thereof as of the Closing Date in excess of $750,000. Each Borrower and each Subsidiary thereof have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Borrower or any Subsidiary thereof exists with respect to any such Debt or Guaranty Obligation.

     (t) Litigation.  Except for matters existing on the Closing Date and set
         ----------
forth on Schedule 7.1(t), there are no actions, suits or proceedings pending
         ---------------
nor, to the knowledge of any Borrower, threatened against or in any other way relating adversely to or affecting any Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if adversely determined could reasonably be expected to have a Material Adverse Effect, and which are reasonably likely to be determined adversely to the Borrower or such Subsidiary.

     (u) Absence of Defaults.  No event has occurred or is continuing which
         -------------------
constitutes a Default or an Event of Default.

     (v) Accounts.  Each Account shown on the most recent Borrowing Base
         --------
Certificate is, as of the date of the Borrowing Base Certificate, qualified to be in the Borrowing Base.

     (w) Year 2000.  As of the Closing Date, each Borrower and each Subsidiary
         ---------
thereof has implemented a comprehensive and detailed strategic plan to eliminate any Year 2000 Problem that could reasonably be expected to result in a Material Adverse Effect. "Year 2000 Problem" shall mean, with respect to any Person, the possibility that the computer applications and software programs used by such Person in the operation of its business will be unable to effectively process data including data fields requiring references to dates on and after January 1, 2000, and may experience or produce invalid or incorrect results or abnormal operation related to or as a result of the occurrence of such dates.

     (x) Accuracy and Completeness of Information.  All written information,
         ----------------------------------------
reports and other papers and data other than financial projections produced by or on behalf of each Borrower and each Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement other than financial projections made to the Administrative Agent or the Lenders by any Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or any Subsidiary thereof or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. No Borrower is aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as any Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.2  Survival of Representations and Warranties, Etc.  All
                  -----------------------------------------------
representations and warranties set forth in this Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VIII

                       FINANCIAL INFORMATION AND NOTICES
                       ---------------------------------

     Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, each Borrower will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1.1(a), or such other office as may be designated by the
         ---------------
Administrative Agent and Lenders from time to time:

     SECTION 8.1  Financial Statements and Projections.
                  ------------------------------------

     (a) Quarterly Financial Statements.  As soon as practicable and in any
         ------------------------------
event within forty-five (45) days after the end of the first three fiscal quarters, an unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of each Borrower to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

     (b) Annual Financial Statements.  As soon as practicable and in any event
         ---------------------------
within ninety (90) days after the end of each Fiscal Year, an audited Consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated and consolidating statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by any Borrower or any Subsidiary thereof or with respect to accounting principles followed by any Borrower or any Subsidiary thereof not in accordance with GAAP or with respect to whether the Borrowers and their Subsidiaries, taken as a whole, are a going concern.

     (c) Annual Business Plan and Financial Projections.  As soon as practicable
         ----------------------------------------------
and in any event within forty-five (45) days after the beginning of each Fiscal Year beginning with the 2001 Fiscal Year, a business plan of the Borrowers and their Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of each Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Borrowers and their Subsidiaries for such four (4) quarter period.

     SECTION 8.2  Officer's Compliance Certificate.  At each time financial
                  --------------------------------
statements are delivered pursuant to Sections 8.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of each Borrower in the form of Exhibit G attached hereto (an "Officer's Compliance Certificate").
---------

     SECTION 8.3  Accountants' Certificate.  If requested by the Administrative
                  ------------------------
Agent, simultaneously with the delivery of each set of financial statements referred to in Section 8.1(b) (or at such other time as the Administrative Agent may specify), a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to Section 8.2.

     SECTION 8.4  Other Reports.
                  -------------

     (a) Auditors' Management Letters.  Promptly upon receipt thereof, copies of
         ----------------------------
each report submitted to any Borrower or its Consolidated Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of such Borrower or its Consolidated Subsidiaries including, without limitation, each report submitted to such Borrower or its Consolidated Subsidiaries concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of such Borrower and its Consolidated Subsidiaries.

     (b) SEC Filings.  Within five (5) days after the sending, filing or receipt
         -----------
thereof, copies of (i) all financial statements, reports, notices and proxy statements that GTS shall send to its shareholders, and (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that GTS shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange.

     (c) Borrowing Base Certificate.  As soon as available, but in any event
         --------------------------
within twenty (20) days after the end of each calendar month (or on a more frequent basis if requested by the Administrative Agent), a Borrowing Base Certificate.

     (d) Accounts Receivable Aging Report. As soon as available, but in any
         --------------------------------
event within twenty (20) days after the end of each calendar month (and, upon the occurrence and during the continuation of a Default or Event of Default, on a more frequent basis if requested by the Administrative Agent), an accounts receivable aging report listing all Accounts of the Borrowers as of the last Business Day of such month which report shall include the amount and age of each Account Debtor and such other information as the Administrative Agent may require, all in form and substance satisfactory to the Administrative Agent.
The Borrowers shall deliver annually on the first day of the second quarter of each Fiscal Year and upon the occurrence and during the continuation of a Default or Event of Default, within thirty (30) days upon the request of the Administrative Agent, the name and mailing address of each Account Debtor.

     (e) Accounts Payable Aging Report. As soon as available, but in any event
         -----------------------------
within twenty (20) days after the end of each calendar month (and, upon the occurrence and during the continuation of a Default or Event of Default, on a more frequent basis if requested by the Administrative Agent), an accounts payable aging report which report shall include the amount and age of each payable, the name of each payee and such other information as the Administrative Agent may require, all in form and substance satisfactory to the Administrative Agent.

     (f) Bear Creek Operations Report. As soon as available, but in any event
         ----------------------------
within forty-five (45) days after the end of each calendar quarter (or on a more frequent basis if reasonably requested by the Administrative Agent but in no event more than once a calendar month), the Bear Creek Operations Report.

     (g) Government Contract Report. Upon the request of the Administrative
         --------------------------
Agent, a status report with respect to all Governmental Contracts of the Borrowers and their Subsidiaries, in form and substance satisfactory to the Administrative Agent.

     (h) Environmental Database Reports.  Written notice to the Administrative
         ------------------------------
Agent of the existence and location of any new facility of any Borrower at which Hazardous Materials will be processed for disposal or reclamation; and a risk portfolio or environmental database report for each such facility, obtained by the Administrative Agent at the Borrowers' expense upon notice of each new facility and at least every two years with respect to all such facilities, and prepared by an entity and in detail satisfactory to the Administrative Agent; and copies of all state inspections, including updates, and all internally prepared environmental audits relating to any such facility on an annual basis.

     (i) Tax Returns.  Upon request by the Administrative Agent, copies of (i)
         -----------
all federal, state and local income tax returns filed by any Borrower or its Subsidiaries, (ii) all quarterly reports by any Borrower or its Subsidiaries on Form 941 and (iii) all annual FUTA tax returns of any Borrower or its Subsidiaries.

     (j) Material Contracts.  Written notice immediately upon the award to any
         ------------------
Borrower or any of its Subsidiaries of, or the termination, lapse or non-renewal of, any contract or agreement including monetary liability of or to any such Person in an amount in excess of $10,000,000.

     (k) Waste Management Loan Agreement. Promptly notify the Administrative
         -------------------------------
Agent of any default or event of default under the Waste Management Loan Agreement and promptly deliver to the Administrative Agent copies of all notices, reports or other information delivered or received in connection with the Waste Management Loan Agreement or any document or agreement executed or delivered in connection therewith.

     (l) Other Information. Such other information regarding the operations,
         -----------------
business affairs and financial condition of any Borrower or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

     SECTION 8.5  Notice of Litigation and Other Matters.  Prompt (but in no
                  --------------------------------------
event later than ten (10) days after a Responsible Officer of GTS obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of, or of a material threat of the commencement of, an action, suit, proceeding or investigation against any Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which in any manner questions the validity of this Agreement or any of the other transactions contemplated hereby or thereby, an explanation of the nature of such pending or threatened action, suit, proceeding or investigation and such additional information as may be reasonably requested by the Administrative Agent;

     (b) any notice of any complaint, order, citation, notice or other written communication from any Person with respect to (i) the existence or alleged existence of a violation of any applicable Environmental Law in connection with any property now or previously owned, leased or operated by a Borrower or any of its Subsidiaries, (ii) any release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case in which there is a reasonable likelihood of an adverse decision or determination which could result in a Material Adverse Effect;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof which could result in a Material Adverse Effect;

     (d) any attachment, judgment, lien, levy or order exceeding $250,000 that may be assessed against or threatened against any Borrower or any Subsidiary thereof;

     (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound;

     (f) any change in the government contracting status of the Borrowers with respect to the government of the United States or any department or agency thereof that could reasonably be expected to have a Material Adverse Effect;

     (g) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

     (h) any event which makes any of the representations set forth in Section
7.1 inaccurate in any respect.

     SECTION 8.6  Accuracy of Information.  All written information, reports,
                  -----------------------
statements and other papers and data furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VIII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.

                                   ARTICLE IX

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.11, each Borrower will, and will cause each of its Subsidiaries to:

     SECTION 9.1  Preservation of Corporate Existence and Related Matters.
                  -------------------------------------------------------
Except as permitted by Section 11.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law.

     SECTION 9.2  Maintenance of Property.  In addition to the requirements of
                  -----------------------
any of the Security Documents, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 9.3  Insurance.  Maintain insurance with financially sound and
                  ---------
reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents including, without limitation, hazard and business interruption insurance, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 9.4  Accounting Methods and Financial Records.  Maintain a system
                  ----------------------------------------
of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 9.5  Payment and Performance of Obligations.  Pay and perform all
                  --------------------------------------
Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other obligations and liabilities in accordance with customary trade practices; except where the failure to pay or perform the obligations referred to in clause (a) or (b) could not reasonably be expected to have a Material Adverse Effect; provided, that
                                                          --------
such Borrower or such Subsidiary thereof may contest any item described in clauses (a) or (b) of this Section 9.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 9.6  Compliance With Laws and Approvals.  Observe and remain in
                  ----------------------------------
compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except to the extent that any such failure to comply would not have a Material Adverse Effect.

     SECTION 9.7  Environmental Laws.  In addition to and without limiting the g
                  ------------------
enerality of Section 9.6, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to so comply would not have a Material Adverse Effect, and except that such Borrower or such Subsidiary thereof may contest any such compliance in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws except to the extent that failure to so comply would not have a Material Adverse Effect, and except that such Borrower or such Subsidiary thereof may contest any such compliance in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of such Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 9.8  Compliance with ERISA.  In addition to and without limiting
                  ---------------------
the generality of Section 9.6, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a material liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     SECTION 9.9   Compliance With Agreements.  Comply in all respects with each
                   --------------------------
term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business, except to the extent that any such failure to comply would not have a Material Adverse Effect.

     SECTION 9.10  Conduct of Business.  Engage only in the businesses
                   -------------------
conducted on the Closing Date and Substantially Similar Lines of Business.

     SECTION 9.11  Visits and Inspections.  Permit representatives of the
                   ----------------------
Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 9.12  Additional Subsidiaries.  At such time as any Subsidiary
                   -----------------------
(other than the Oak Ridge SPE, a Non-Material Subsidiary of GTS or any other Borrower) is created or acquired after the Closing Date, cause to be executed and delivered to the Administrative Agent (a) a Joinder Agreement such that such Subsidiary shall become a Borrower hereunder, (b) a supplement to the Security Agreement, and such other applicable Security Documents in form and substance reasonably satisfactory to the Administrative Agent such that the assets of such Subsidiary shall become Collateral for the Obligations, (c) a duly executed Pledge Agreement or supplement thereto, with such changes as the Administrative Agent may reasonably request, such that all of the capital stock or other equity interests of such Subsidiary is pledged to the Administrative Agent for the ratable benefit of itself and the Lenders and (d) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance satisfactory thereto with respect to such supplements and agreements and such other documents and closing certificates as consistent with Article VI as may be requested by the Administrative Agent; provided that this Section 9.12 shall not
                                       --------
apply to any Inactive Subsidiary until such time as such Subsidiary shall engage in any business operations or possess assets in excess of $25,000.

     SECTION 9.13  Use of Proceeds.  The Borrowers shall use the proceeds of
                   ---------------
the (a) Revolving Credit Loans, Swingline Loans, Letters of Credit and Term A Loans to refinance certain existing Debt, including, without limitation, the Existing Facility, to fund working capital and for general corporate purposes, including (i) the WMNS Acquisition (ii) Permitted Acquisitions, (iii) Capital Expenditures in the ordinary course of the Borrowers' business and the payment of the fees and expenses incurred in connection with the transactions contemplated hereby and (b) Term B Loans to fund the WMNS Acquisition and to pay the fees and expenses incurred in connection with the WMNS Acquisition.

     SECTION 9.14   Collection of Accounts; Notification to Account Debtors.
                    -------------------------------------------------------

     (a) Use their best efforts to cause to be collected from each Account Debtor, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. No Borrower shall rescind or cancel any indebtedness or obligation evidenced by any Account, modify, make adjustments to, extend, renew, compromise or settle any material dispute, claim, suit or legal proceeding relating to or sell or assign any Account, or interest therein, without the prior written consent of the Collateral Agent, except that, subject to the rights of the Lenders under the Loan Documents, as long as a Default or an Event of Default shall not have occurred and be continuing, a Borrower may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Borrower finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of discounts, over-billings and miscellaneous credits, or the sale or assignment, without recourse, of an Account for collection purposes, all of the foregoing in accordance with the Borrowers' ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by a Borrower or any of the Lenders, shall be borne by the Borrowers.

     (b) Promptly notify each Account Debtor in respect of any Account that any payments due or to become due in respect of such Collateral are to be made in the name of the related Borrower to such address and post office box as shall be specified by the Collateral Agent. Except as set forth in Section 3.03 of the Security Agreement, each such payment shall, upon receipt by the Collateral Agent, be deposited in the Operating Account in accordance with past practices of the Borrowers. Upon the occurrence and continuation of an Event of Default, the Borrowers will promptly notify (and the Borrowers hereby authorize the Collateral Agent so to notify) each Account Debtor in respect of any Account or instrument that such Collateral has been assigned to the Collateral Agent and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent in accordance with Section 3.03 of the Security Agreement.

     SECTION 9.15   Existing Letters of Credit.  Cause each Existing Letter of
                    --------------------------
Credit issued by an Issuing Lender other than First Union to be replaced (if required by the beneficiary thereof) on or before the expiration date of such Existing Letter of Credit as set forth on Schedule 1.1(b).
                                          ---------------

     SECTION 9.16   Further Assurances.  Make, execute and deliver all such
                    ------------------
additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                   ARTICLE X

                              FINANCIAL COVENANTS
                              -------------------

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Borrowers and their Subsidiaries on a Consolidated basis will not:

     SECTION 10.1   Leverage Ratio:  As of any fiscal quarter end during any
                    --------------
period set forth below, permit the ratio of (a) Total Debt on such date to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to exceed the corresponding ratio set forth below:

          Closing Date through December 30, 2000           3.25 to 1.00
          December 31, 2000 through December 30, 2001      3.00 to 1.00
          December 31, 2001 through December 30, 2002      2.75 to 1.00
          December 31, 2002 through December 30, 2003      2.50 to 1.00
          December 31, 2003 through December 30, 2004      2.25 to 1.00
          December 31, 2004 through December 30, 2005      2.00 to 1.00
          Thereafter                                       2.00 to 1.00

     SECTION 10.2   Fixed Charge Coverage Ratio:  As of any fiscal quarter end,
                    ---------------------------
permit the ratio of (a) the sum of (i) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date plus
                                                                        ----
(ii) Rental Expense for such period minus (iii) Capital Expenditures (excluding,
                                    -----
for the period from the Closing Date through December 30, 2000 only, the Capital Expenditure Adjustment) for such period minus (iv) income, franchise and other
                                        -----
similar tax expense paid in cash for such period to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than the corresponding ratio set forth below:

          Closing Date through December 30, 2000           1.00 to 1.00
          December 31, 2000 through December 30, 2001      1.00 to 1.00
          December 31, 2001 through December 30, 2002      1.00 to 1.00
          December 31, 2002 through December 30, 2003      1.05 to 1.00
          December 31, 2003 through December 30, 2004      1.15 to 1.00
          December 31, 2004 through December 30, 2005      1.15 to 1.00
          Thereafter                                       1.05 to 1.00

     SECTION 10.3   Interest Coverage Ratio:  As of any fiscal quarter end,
                    -----------------------
permit the ratio of (a) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than 3.00 to 1.00.

     SECTION 10.4  Limitation on Capital Expenditures.  Permit Capital
                   ----------------------------------
Expenditures in the aggregate during any Fiscal Year to exceed $11,000,000; provided that, the maximum amount of Capital Expenditures permitted by this
--------
Section 10.4 in any Fiscal Year shall be increased by the amount of Capital Expenditures that were permitted by this Section 10.4 in the immediately preceding Fiscal Year and were not previously made (without giving effect to any carryover amount from prior Fiscal Years).

     SECTION 10.5  Minimum Stockholders' Equity.  Permit, at any time,
                   ----------------------------
Consolidated stockholders' equity plus Preferred Stock to be less than the sum
                                  ----
of $70,000,000 less (i) dividends paid on Preferred Stock pursuant to Section
               ----
11.7(c) less (ii) stock repurchases pursuant to Section 11.7(d) plus (iii) 50%
        ----                                                    ----
of cumulative annual Net Income (to the extent positive) after December 31, 2000.

     SECTION 10.6  Pro Forma Calculations.  For purposes of calculating each
                   ----------------------
financial covenant (other than the limitation on Capital Expenditures set forth in Section 10.4) set forth in this Article X, each financial term referred to in such financial covenants shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to take into account, on a pro forma basis, as of
                                                       --- -----
the first day of any calculation period, the effect of any acquisition consummated in accordance with or pursuant to Section 11.4(c), or asset sold (which such asset sale requires the consent of the Required Lenders), during such period (any such adjustment or determination, a "Pro Forma" adjustment or determination, as applicable); provided, that such acquisition or asset sale is
                               --------
permitted under this Agreement.

                                   ARTICLE XI

                               NEGATIVE COVENANTS
                               ------------------

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, each Borrower has not and will not permit any of its Subsidiaries to:

     SECTION 11.1  Limitations on Debt.  Create, incur, assume or suffer to
                   -------------------
exist any Debt or any additional Preferred Stock except:

     (a) the Obligations;

     (b) Debt incurred by any Borrower in connection with a Hedging Agreement
(i) with a (A) Lender or (B) counterparty reasonably satisfactory to the Administrative Agent and (ii) upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent;

     (c) Debt existing on the Closing Date and not otherwise permitted under this Section 11.1, as set forth on Schedule 7.1(s) and the renewal and
                                   ---------------
refinancing (but not the increase of the aggregate principal amount thereof) thereof;

     (d) Debt of the Borrowers and their Subsidiaries (excluding Oak Ridge SPE and any Inactive Subsidiary) incurred in connection with Capital Leases in an aggregate amount not to exceed $6,000,000 on any date of determination;

     (e) purchase money Debt of the Borrowers and their Subsidiaries (excluding Oak Ridge SPE and any Inactive Subsidiary) (or any renewal or refinancing thereof which does not increase the principal amount secured) in an aggregate amount not to exceed $5,000,000 on any date of determination;

     (f) Debt consisting of Guaranty Obligations permitted by Section 11.2(a) or (b);

     (g) Debt of any Borrower consisting of Capital Leases and purchase money Debt not otherwise permitted under this Section 11.1, incurred by reason of merger or otherwise assumed in connection with any acquisition permitted pursuant to Section 11.4(c) the terms and conditions of which (including without limitation any collateral security therefor) shall be reasonably acceptable to the Administrative Agent and the Required Lenders; provided that such Debt was
                                                   --------
not created in contemplation of such merger or acquisition;

     (h) the Waste Management Loan;

     (i) Debt of the Borrowers or any of their Subsidiaries (excluding the Oak Ridge SPE, Chem-Nuclear Canada, any Inactive Subsidiary and any other Subsidiary which has not executed the appropriate Security Documents) to any Borrower; and

     (j) Subordinated Debt of one or more of the Borrowers in an aggregate amount outstanding not to exceed $10,000,000 at any time during the term hereof;

provided, that no agreement or instrument with respect to Debt permitted to be
--------
incurred by this Section 11.1 (other than Debt permitted pursuant to Section 11.1(h)) shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to such Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling such Borrower to pay the Obligations.

     SECTION 11.2  Limitations on Guaranty Obligations.  Create, incur, assume
                   -----------------------------------
or suffer to exist any Guaranty Obligations except

     (a) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

     (b) Guaranty Obligations existing on the Closing Date and not otherwise permitted under this Section 11.2, as set forth on Schedule 7.1(s) (or as
                                                   ---------------
specifically permitted to be excluded from such Schedule) and the renewal and refinancing but not the increase in the aggregate principal amount thereof; and

     (c) Guaranty Obligations with respect to Debt permitted under Section 11.1(a) - (e) or (g) or (h) and (j), or with respect to any other obligations of any Borrower or a Subsidiary not prohibited under the Loan Documents; provided,
                                                                      --------
that Guaranty Obligations with respect to Debt permitted under Section 11.1(j) shall be subordinated on terms and in a manner acceptable to the Administrative Agent and the Required Lenders.

     SECTION 11.3  Limitations on Liens.  Create, incur, assume or suffer to
                   --------------------
exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

     (a) Liens not otherwise permitted by this Section 11.3 and in existence on the Closing Date and described on Schedule 11.3;
                                  -------------

     (b) Liens securing Debt permitted under Section 11.1(d) or (e); provided
                                                                     --------
that (i) such Liens shall be created within one hundred eighty (180) days of the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed the lesser of the cost or the fair market value of such property at the time it was acquired or leased.

     (c) any Lien existing on an asset prior to the acquisition thereof by a Borrower or any Subsidiary and not created in contemplation of such acquisition;

     (d) Liens created by any Loan Document;

     (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by clauses (a) through (d) of this Section 11.3; provided that the principal amount of such Debt is not
                      --------
increased and such Debt is not secured by any additional assets;

     (f) Liens for taxes not yet due or Liens for taxes being contested as permitted pursuant to Section 9.5;

     (g) Liens imposed by law securing the charges, claims, demands or levies of carriers, warehousemen, mechanics and other like persons which were incurred in the ordinary course of business, statutory landlord liens, Liens in favor of customs and revenue authorities in connection with the import of goods, and which, if any such asset or property is material which (i) do not in the aggregate materially detract from the value of the property or assets subject to such Lien or materially impair the use thereof in the operation of the business of any Borrower or Subsidiary or (ii) are being contested (A) as permitted pursuant to Section 9.5, and (B) which contest proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

     (h) Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) not securing Debt or obligations under Hedging Agreements, incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds or bonds securing judgments), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

     (i) Liens constituting easements, rights of way and similar charges, title defects or other irregularities with respect to real property which do not result in a Material Adverse Effect and which do not affect the marketability of the property subject thereto;

     (j) leases or subleases of any of the Borrowers' owned or leased real property which leases or subleases do not result in a Material Adverse Effect or the retention of title by a lessor which has entered into an operating lease with a Borrower;

     (k) Liens arising from the rendering of a final judgment or order against any Borrower which does not give rise to any Event of Default;

     (l) Liens securing Debt permitted in accordance with Section 11.1(g) and existing on any property or asset (excluding Accounts) prior to the acquisition thereof by any Borrower or any Subsidiary; provided, that (i) such Lien is not
                                           --------
created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any Account or any property or assets of any Borrower (other than the property or assets (excluding Accounts) acquired);

     (m) Liens on cash or Cash Equivalents securing a Hedging Agreement permitted under this Agreement; and

     (n) Liens securing the Waste Management Loan in accordance with the terms and conditions of the Waste Management Loan Agreement.

     SECTION 11.4  Limitations on Loans, Advances, Investments and Acquisitions.
                   ------------------------------------------------------------
Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

     (a) investments not otherwise permitted by this Section 11.4 in Subsidiaries existing on the Closing Date (after giving effect to the Transactions) and the other existing loans, advances and investments not otherwise permitted by this Section 11.4 described on Schedule 11.4;
                                                      -------------

     (b) investments (i) in Cash Equivalents, (ii) consisting of receivables owing to any Borrower or Subsidiary thereof, so long as any such receivable is created or acquired in the ordinary course of business and is payable or dischargeable in accordance with customary trade terms; (iii) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and (iv) in the form of loans and advances to employees in the ordinary course of business, which, in the aggregate for all Borrowers, do not exceed at any time $2,000,000;

     (c) the acquisitions of all or substantially all of the business or line of business (whether by acquisition of capital stock, other equity interest, assets or any combination thereof) by any Borrower or any Subsidiary thereof (excluding the Oak Ridge SPE, Chem-Nuclear Canada, any Inactive Subsidiary and any other Subsidiary which has not executed the appropriate Security Documents); provided
                                                                       --------
that the following conditions are met: (i) the Super Majority Lenders shall have previously consented in writing to any single acquisition or series of related acquisitions at any time that the total aggregate consideration (including, without limitation, all cash payments, Debt and other obligations assumed, earn out payments, seller financing or equity issued) paid in connection with all acquisitions consummated during the term of this Agreement (including the proposed acquisition or acquisitions) equals or exceeds $10,000,000; (ii) the entity to be acquired is a going concern; (iii) the entity to be acquired is in a Substantially Similar Line of Business; (iv) the Borrowers shall have delivered written evidence to the Administrative Agent and the Lenders, that the acquisition does not have a negative impact on EBITDA of the Borrowers and their Subsidiaries taken as a whole (determined on a reasonable adjusted Pro Forma basis) for the four (4) consecutive fiscal quarter period ending on or immediately prior to the date of such proposed acquisition; provided, that no
                                                            --------
Pro Forma adjustment to EBITDA that increases the non-adjusted historical EBITDA of the entity or entities or assets to be acquired by more than twenty percent (20%) will be permitted without the consent of the Super Majority Lenders; (v) a Borrower is the surviving, controlling corporation upon the consummation of any such acquisition; (vi) the Borrowers shall have delivered evidence in form and substance satisfactory to the Administrative Agent that the board of directors of the entity or entities to be acquired have approved such proposed acquisition; (vii) the entity to be acquired is not subject to material pending litigation which could reasonably be expected to have a Material Adverse Effect;
(viii) no Default and no Event of Default has occurred and is continuing or would result from the consummation of such proposed acquisition; (ix) the Borrowers shall have delivered the results of all environmental due diligence reviews relating to each proposed acquisition or series of acquisitions and the Super Majority Lenders shall be reasonably satisfied with the results thereof; and (x) the Borrowers shall have delivered written evidence of compliance after giving effect to such acquisition on a Pro Forma basis with the financial covenants set forth in Article X.

     (d) investments by any Borrower or a Subsidiary in a Borrower, or as otherwise permitted under Section 11.5 and Section 11.10(b);

     (e) investments which may be deemed to exist as a result of a Hedging Agreement permitted under this Agreement; and

     (f) investments in Subsidiaries which become Borrowers in accordance with
Section 9.12.

     SECTION 11.5  Limitations on Mergers and Liquidation.  Merge, consolidate
                   --------------------------------------
or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

     (a) any Borrower or Wholly-Owned Subsidiary of any Borrower may merge with any Borrower or any other Wholly-Owned Subsidiary (excluding the Oak Ridge SPE, Chem-Nuclear Canada, any Inactive Subsidiary and any other Subsidiary which has not executed the appropriate Security Documents) of any Borrower; provided, that
                                                                  --------
in the case of a merger with a Borrower, such Borrower shall be the surviving entity;

     (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by
Section 11.4(c); and

     (c) any Wholly-Owned Subsidiary (including the Oak Ridge SPE) of any Borrower may wind-up into any Borrower or any other Wholly-Owned Subsidiary (excluding the Oak Ridge SPE, Chem-Nuclear Canada, any Inactive Subsidiary and any other Subsidiary which has not executed the appropriate Security Documents) of any Borrower.

     SECTION 11.6  Limitations on Sale of Assets.  Convey, sell, lease, assign,
                   -----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

     (a) the sale of inventory in the ordinary course of business;

     (b) the sale of obsolete or excess assets no longer used or usable in the business of any Borrower or any Subsidiary thereof;

     (c) the transfer of assets to any Borrower or any Wholly-Owned Subsidiary (excluding the Oak Ridge SPE, Chem-Nuclear Canada, any Inactive Subsidiary and any other Subsidiary which has not executed the appropriate Security Documents) of any Borrower pursuant to Section 11.5;

     (d) the sale or discount without recourse of Accounts as permitted pursuant to Section 9.14(a); and

     (e) the termination of operating leases of property in the ordinary course of business;

     (f) the sale of an asset in connection with its immediate leasing back, to the extent permitted under Sections 11.1 and 11.3; and

     (g) sales or other dispositions of assets, in addition to the sales or dispositions permitted by the foregoing provisions, for at least fair market value, in an amount not to exceed $100,000 per fiscal year, of which amount up to twenty percent (20%) may be paid other than in cash at the time of sale.

     Upon any sale of Collateral which is permitted under the Loan Documents, such Collateral shall be sold free and clear of the Liens in favor of the Collateral Agent created by the Loan Documents and the Collateral Agent shall take such actions as may be reasonably requested by any Borrower to evidence such Lien release, at the expense of such Borrower.

     SECTION 11.7  Limitations on Dividends and Distributions.  Declare or pay
                   ------------------------------------------
any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure; provided that:
                                                                --------

     (a) any Borrower or any Subsidiary thereof may pay dividends in shares of its own capital stock;

     (b) any Borrower or any Subsidiary may pay cash dividends to any Borrower;

     (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, GTS may pay dividends on Preferred Stock in an amount not to exceed $1,280,000 in any Fiscal Year; and

     (d) GTS shall be permitted to make stock repurchases; provided that (i)
                                                           --------
such repurchase is pursuant to a repurchase plan duly adopted by the board of directors of GTS, (ii) no Default or Event of Default has occurred and is continuing or would result from such stock repurchase, (iii) the Borrowers shall have demonstrated compliance with each of the financial covenants set forth in
Article IX after giving Pro Forma effect to the proposed transaction, (iv) the aggregate amount of all share repurchases during the term of this Agreement shall not exceed $8,000,000 in the aggregate and (v) after giving Pro Forma effect to the proposed transaction, the Leverage Ratio shall be less than or equal to 2.0 to 1.0.

     SECTION 11.8  Aging and Secondary Waste.  At the end of any fiscal
                   -------------------------
quarter, permit (a) the quantity of Aging Waste to exceed thirty percent (30%) of total Waste or (b) the quantity of Aged Waste to exceed the amount set forth below for the corresponding periods:

-------------------------------------------------------------------------------
Any fiscal quarter during Fiscal Year 2000                     400,000 lbs.
-------------------------------------------------------------------------------
Any fiscal quarter during Fiscal Year 2001                     300,000 lbs.
-------------------------------------------------------------------------------
Any fiscal quarter during Fiscal Year 2002                     200,000 lbs.
and thereafter
-------------------------------------------------------------------------------

     SECTION 11.9  Limitations on Exchange and Issuance of Capital Stock.
                   -----------------------------------------------------
Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due; provided that the foregoing shall not apply to any class or series of capital
--------
stock that cannot by its terms be redeemed in cash, repurchased in cash or entitled to any cash payment at any time on or prior to the date that is ninety-one (91) days after the later to occur of the Revolving Credit Maturity Date, the Term A Loan Maturity Date or the Term B Loan Maturity Date.

     SECTION 11.10  Transactions with Affiliates.  Directly or indirectly
                    ----------------------------
(a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates except as otherwise permitted pursuant to
Section 11.4 or (b) enter into, or be a party to, any other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 11.11  Certain Accounting Changes.  Subject to Section 14.9,
                    --------------------------
change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as are in accordance with GAAP.

     SECTION 11.12  Amendments; Payments and Prepayments of Subordinated Debt or
                    ------------------------------------------------------------
Preferred Stock.  Amend or modify (or permit the modification or amendment of)
---------------
any of the terms or provisions of any Subordinated Debt or the Preferred Stock (which such amendment shall accelerate any cash payment, cash redemption or cash repurchase date, adversely affect any subordination terms or otherwise have a materially adverse effect on the position of the Credit Facilities within the capital structure of the Borrowers), or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem, defease or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) or establishing any sinking fund with respect to any Subordinated Debt or the Preferred Stock, except as permitted pursuant to Section 11.7.

     SECTION 11.13  Restrictive Agreements.  Enter into any Debt which
                    ----------------------
restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

     SECTION 11.14  Limitation on Bonding Obligations. Create, incur, assume or
                    ---------------------------------
suffer to exist Bonding Obligations in an aggregate amount in excess of $25,000,000 outstanding at any time during the term hereof.

     SECTION 11.15  The Oak Ridge SPE.  Permit the Oak Ridge SPE to engage in
                    -----------------
any business or other activity, acquire any assets or enter into any transaction except as contemplated in the Credit Agreement and other Loan Documents, the Waste Management Loan Agreement and the Project Documents.

                                  ARTICLE XII

                              DEFAULT AND REMEDIES
                              --------------------

     SECTION 12.1  Events of Default.  Each of the following shall constitute
                   -----------------
an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) Default in Payment of Principal of Loans and Reimbursement Obligations.
         ----------------------------------------------------------------------
Any Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) Other Payment Default. Any Borrower shall default in the payment when
         ---------------------
and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation and such default shall not be cured within three (3) Business Days after Borrowers have received notice of such default.

     (c) Misrepresentation.  Any representation or warranty made or deemed to be
         -----------------
made by any Borrower or any Subsidiary thereof under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) Default in Performance of Certain Covenants. (i) Any Borrower shall
         -------------------------------------------
default in the performance or observance of any covenant or agreement contained in Sections 8.1, 8.2 or 8.5(e) or Articles X or XI of this Agreement and (ii) any Borrower shall default in the performance or observance of any covenant or agreement contained in Section 8.4(c) and such default shall not be cured within five (5) Business Days after the Borrowers have received notice of such default.

     (e) Default in Performance of Other Covenants and Conditions. Any Borrower
         --------------------------------------------------------
or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrowers by the Administrative Agent.

     (f) Hedging Agreement.  Any termination payment shall be due by any
         -----------------
Borrower under any Hedging Agreement and such amount is not paid within fifteen
(15) Business Days of the due date thereof.

     (g) Debt or Preferred Stock Cross-Default. Any Borrower or any Subsidiary
         -------------------------------------
(including, without limitation, the Oak Ridge SPE) thereof shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) or the Preferred Stock the aggregate outstanding amount of which Debt is in excess of $750,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $750,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due, be redeemed in cash or be repurchased in cash prior to its stated maturity (any applicable grace period having expired).

     (h) Other Cross-Defaults. Any Borrower or any Subsidiary thereof shall
         --------------------
default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract, if the effect of such default is to permit the other party to terminate such Material Contract, and such termination is reasonably likely to occur, except where any such occurrence could not reasonably be expected to have a Material Adverse Effect.

     (i) Change in Control.  (i) Any person or group of persons (within the
         -----------------
meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than The Carlyle Group and its Affiliates (as such persons are described in the 1996 Proxy Statement of GTS) (the "Carlyle Group"), shall obtain beneficial ownership or control (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) in one or more series of transactions of more than thirty-five percent (35%) of the common stock or thirty-five percent (35%) of the voting power of any Borrower entitled to vote in the election of members of the board of directors of any Borrower or (ii) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $750,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating any Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein or (iii) if (a) the Carlyle Group shall fail to maintain, at any time, as a direct result of a sale or other liquidation of ownership interests in GTS, a beneficial ownership interest (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) of at least twenty percent (20%) of the capital stock entitled to vote in the election of the members of the board of directors of GTS, (and this provision (iii) shall exclude a decline in the Carlyle Group's ownership below the twenty percent (20%) threshold as a direct result of a stock issuance by GTS, either as a primary equity offering or as consideration for an acquisition or merger transaction) and (b) during any annual period after any such reduction in the ownership interests of the Carlyle Group, individuals who at the beginning of such period were nominated, elected, designated or appointed to the board of directors by the Carlyle Group (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of GTS was approved by the Carlyle Group) cease for any reason to constitute a majority of the board of directors then in office, any such event, a "Change in Control."

     (j) Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary
         -------------------------------
thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

(ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (k) Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be
         ---------------------------------
commenced against any Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (l) Failure of Agreements.  Any provision of this Agreement or of any other
         ---------------------
Loan Document shall for any reason cease to be valid and binding on any Borrower or Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

     (m) Termination Event.  The occurrence of any of the following events:  (i)
         -----------------
any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) other than as described on Schedule 7.1(i) as of the Closing Date, a Termination Event
                     ---------------
or (iv) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000.

     (n) Judgment.  A judgment or order for the payment of money which causes
         --------
the aggregate amount of all such judgments to exceed $500,000 in any Fiscal Year shall be entered against any Borrower or any Subsidiary thereof by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

     SECTION 12.2  Remedies.  Upon the occurrence and during the continuation
                   --------
of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

     (a) Acceleration; Termination of Facilities.  Declare the principal of and
         ---------------------------------------
interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that
                                                                 --------
upon the occurrence of an Event of Default specified in Section 12.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

     (b) Letters of Credit.  With respect to all Letters of Credit with respect
         -----------------
to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

     (c) Rights of Collection.  Exercise on behalf of the Lenders all of its
         --------------------
other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations of the Borrowers.

     SECTION 12.3  Rights and Remedies Cumulative; Non-Waiver; etc.  The
                   -----------------------------------------------
enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE XIII

                 THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT
                 ---------------------------------------------

     SECTION 13.1  Appointment.  Each of the Lenders hereby irrevocably
                   -----------
designates and appoints First Union as Administrative Agent and as Collateral Agent of such Lender, in each case, under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes each of First Union as Administrative Agent and as Collateral Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, neither Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against any Agent. Any reference to the Agent in this Article XIII shall be deemed to refer to the Administrative Agent or Collateral Agent, as applicable, solely in its capacity as Administrative Agent or Collateral Agent, as applicable, and not in its capacity as a Lender.

     SECTION 13.2  Delegation of Duties.  The Agents may execute any of their
                   --------------------
respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by such Agent with reasonable care.

     SECTION 13.3  Exculpatory Provisions.  Neither Agent nor any of such
                   ----------------------
Agent's officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any Subsidiary thereof or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any Subsidiary thereof to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.

     SECTION 13.4  Reliance by the Agents.  The Agents shall be entitled to
                   ----------------------
rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by such Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section
14.10 hereof. The Agents shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless such Agent shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 13.5  Notice of Default.  No Agent shall be deemed to have
                   -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, it shall promptly give notice thereof to the other Agent and to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided
                                                                    --------
that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other
                                                ------
provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

     SECTION 13.6  Non-Reliance on the Agents and Other Lenders.  Each Lender
                   --------------------------------------------
expressly acknowledges that neither Agent nor any of such Agent's officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letter of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder or by the other Loan Documents, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of any Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 13.7  Indemnification.  The Lenders agree to indemnify each
                   ---------------
Issuing Lender and each of the Administrative Agent, Collateral Agent, Documentation Agent and Syndication Agent in its respective capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Revolving Credit Commitment Percentage, Term A Loan Percentage and/or Term B Loan Percentage, as applicable, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 13.8  The Agents in Their Individual Capacity.  Each Agent and its
                   ---------------------------------------
respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, such Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity, if applicable.

     SECTION 13.9  Resignation of the Agents; Successor Agents.  Subject to the
                   -------------------------------------------
appointment and acceptance of a successor as provided below, any Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after such Agent's giving of notice of resignation, then such Agent may, on behalf of the Lenders, appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     SECTION 13.10 Documentation Agent and Syndication Agent.  The
                   -----------------------------------------
Documentation Agent and the Syndication Agent, each in its respective capacity as Documentation Agent or Syndication Agent, shall have no duties or responsibilities under this Agreement or any other Loan Document.

                                  ARTICLE XIV

                                 MISCELLANEOUS
                                 -------------

     SECTION 14.1  Notices
                   -------

     (a) Method of Communication.  Except as otherwise provided in this
         -----------------------
Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices.  Notices to any party shall be sent to it at the
         ---------------------
following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Borrowers:  GTS Duratek, Inc.
                           10100 Old Columbia Road
                           Columbia, Maryland  21046
                           Attention: Mr. Robert F. Shawver,
                                      Executive Vice President
                                      and Chief Financial Officer
                           Telephone No.: (410) 312-5102
                           Telecopy No.:  (410) 290-9112

     With copies to:         The Carlyle Group
                             1001 Pennsylvania
                             Washington, D.C. 20004
                             Attention:  Hootan Yaghoobzadeh
                             Telephone No.:  (202) 661-4372
                             Telecopy No.:   (202) 347-1818

                             Hogan &Hartson L.L.P.
                             111 South Calvert Street, Suite 1600
                             Baltimore, Maryland 21202
                             Attention:  Lawrence R. Seidman, Esq.
                             Telephone No.:  (410) 659-2781
                             Telecopy No.:   (410) 539-6981

     If to First Union as    First Union National Bank
     Administrative Agent:   Charlotte Plaza, CP-23
     or as Collateral Agent  201 South College Street
                             Charlotte, North Carolina 28288-0680
                             Attention:  Syndication Agency Services
                             Telephone No.:  (704) 374-2698
                             Telecopy No.:   (704) 383-0288

     If to any Lender:       To the Address set forth on Schedule 1.1(a) hereto
                                                         ---------------

     (c) Administrative Agent's Office.  The Administrative Agent hereby
         -----------------------------
designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

     SECTION 14.2  Expenses; Indemnity.  The Borrowers will (a) pay all
                   -------------------
out-of-pocket expenses of the Agents in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses (including, without limitation, fees and expenses of environmental or other consultants engaged by any Agent) and reasonable fees and disbursements of counsel for the Agents and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agents or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Agents, (b) pay all reasonable out-of-pocket expenses of the

Agents and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Agents and Lenders under the Credit Facility, including, in connection with any workout, consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Agents or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless each Agent and each of the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, Agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding, including, without limitation, any of the foregoing arising out of any violation of any applicable Environmental Law (whether or not any Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document, any Extension of Credit or any actual or proposed use thereof by any Borrower or any Subsidiary thereof, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 14.3  Set-off.  In addition to any rights now or hereafter granted
                   -------
under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 14.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived subject to Section 5.6, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 12.2 and although such Obligations shall be contingent or unmatured.

     SECTION 14.4  Governing Law.  This Agreement, the Notes and the other
                   -------------
Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York.

     SECTION 14.5  Consent to Jurisdiction.  The Borrowers hereby irrevocably
                   -----------------------
consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by any Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 14.1. Nothing in this Section 14.5 shall affect the right of any Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of any Agent or any Lender to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in any court specified above and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 14.6  Waiver of Jury Trial.
                   --------------------

     (a) Jury Trial.  TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE
         ----------
AGENT, THE COLLATERAL AGENT, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT, EACH LENDER AND EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY JUDICIAL PROCEEDING, ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS ("DISPUTES") IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (b) Preservation of Certain Remedies.  Each Party hereto shall have and
         --------------------------------
hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment.

     SECTION 14.7  Reversal of Payments.  To the extent any Borrower makes a
                   --------------------
payment or payments to any Agent for the ratable benefit of the Lenders or any Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by such Agent.

     SECTION 14.8  Injunctive Relief; Punitive Damages.
                   -----------------------------------

     (a) The Borrowers recognize that, in the event any Borrowers fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) Each Agent, each Lender and each Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive, exemplary or consequential damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive, exemplary or consequential damages that they may now have or may arise in the future in connection with any Dispute whether such Dispute is resolved through arbitration or judicially.

     (c) The parties agree that they shall not have a remedy of punitive, exemplary or consequential damages against any other party in any Dispute and hereby waive any right or claim to punitive, exemplary or consequential damages they have now or which may arise in the future in connection with any Dispute.

     SECTION 14.9  Accounting Matters.  All financial and accounting
                   ------------------
calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP as in effect on the Closing Date. In the event that after the Closing Date changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or changes shall be recommended, consented to or concurred in by the certified public accountants of the Borrowers, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     SECTION 14.10 Successors and Assigns; Participations.
                   --------------------------------------

     (a) Benefit of Agreement.  This Agreement shall be binding upon and inure
         --------------------
to the benefit of the Borrowers, the Agents and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Assignment by Lenders.  Each Lender may, with the consent of the
         ---------------------
Borrowers (so long as no Default or Event of Default has occurred and is continuing) and the consent of the

Administrative Agent, which consents shall not be unreasonably withheld nor required with respect to the Administrative Agent or the Borrowers if such assignment is to an existing Lender or an Affiliate of a Lender, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:
        --------

         (i) each such assignment shall be of a constant, and not a varying, percentage of the Revolving Credit Commitment, Term A Loan Commitment and Term B Loan Commitment, as applicable, of the assigning Lender's rights and obligations under this Agreement;

         (ii) if less than all of the assigning Lender's Revolving Credit Commitment, Term A Loan Commitment, Term B Loan Commitment, as applicable, is to be assigned, the Commitment so assigned shall not be less than $5,000,000; provided that assignments to existing Lenders shall not be subject to the
--------
foregoing limit;

         (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit H attached hereto (an
                                         ---------
"Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

         (iv) such assignment shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

         (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a
            --------
Lender to an Affiliate thereof. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c) Rights and Duties Upon Assignment.  By executing and delivering an
         ---------------------------------
Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (d) Register.  The Administrative Agent shall maintain a copy of each
         --------
Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Issuance of New Notes.  Upon its receipt of an Assignment and
         ---------------------
Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:
                                                                  ---------

         (i)   accept such Assignment and Acceptance;

         (ii)  record the information contained therein in the Register;

         (iii) give prompt notice thereof to the Lenders and the Borrowers; and

         (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Revolving Credit Commitment, Term A Loan Commitment and/or Term B Loan Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment, Term A Loan Commitment and/or Term B Loan Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

     (f) Participations.  Each Lender may sell participations to one or more
         --------------
banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:
                                                --------

         (i) each such participation shall be in an amount not less than $5,000,000;

         (ii) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment, Term A Loan Commitment and/or Term B Loan Commitment, as applicable) shall remain unchanged;

         (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

         (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

         (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

         (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Revolving Credit Commitment, Term A Loan Commitment and/or Term B Loan Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release any material portion of the Collateral; and

         (vii) any such disposition shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     (g) Disclosure of Information; Confidentiality.  The Agents and the Lenders
         ------------------------------------------
shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Agents may disclose
                                   --------
information relating to this Agreement to Gold Sheets and other similar bank
                                          -----------
trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that
                                                       -------- -------
the Agents and Lenders may disclose any such information to the extent such disclosure is required by law or regulation or requested by any regulatory authority or pursuant to subpoena or other legal process or in connection with the Lenders' enforcement of their rights or remedies hereunder or under any other Loan Document. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
Section 14.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such
                                              --------
disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender. The provisions of this Section 14.10(g) shall not be applicable to any information which (a) is or becomes generally known to the public, (b) was already known to the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent or any Lender or was in such Person's possession prior to the disclosure of such information in connection with this Agreement (including, without limitation, the underwriting or other evaluation of the transactions contemplated hereby prior to the Closing Date) unless such information is subject to any other confidentiality agreement by such Person in favor of GTS or any Subsidiary or Affiliates thereof or (c) was disclosed to an Agent or a Lender by a third party, GTS or any Subsidiary or Affiliate thereof not known to such Agent or Lender to be bound by a confidentiality agreement with any Borrower.

     (h) Certain Pledges or Assignments.  Nothing herein shall prohibit any
         ------------------------------
Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 14.11  Amendments, Waivers and Consents.  Except as set forth
                    --------------------------------
below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent or Collateral Agent, as applicable, with the written consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall:
           --------

          (a) (i) increase the Revolving Credit Commitment of any Lender, (ii) reduce the rate of, or forgive any, interest or fees payable on any Revolving Credit Loan or Reimbursement Obligation, (iii) reduce or forgive the principal amount of any Revolving Credit Loan or Reimbursement Obligation, (iv) extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loan or Reimbursement Obligation or the time or times of payment of interest on any Revolving Credit Loan or Reimbursement Obligation or any fee or commission with respect thereto, (v) permit any subordination of the principal or interest on, or any Lien securing, any Revolving Credit Loan or Reimbursement Obligation or (vi) extend the time of the obligation of the Revolving Commitment Lenders to make or issue or participate in Letters of Credit, in any case, without the written consent of each Lender holding Revolving Credit Loans or a Revolving Credit Commitment;

          (b) (i) increase the Term A Loan Commitment of any Lender, (ii) reduce the rate of, or forgive any, interest or fees payable on any Term A Loan,
     (iii) reduce or forgive the principal amount of any Term A Loan, (iv) permit any subordination of the principal or interest on, or any Lien securing, any Term A Loan or (v) extend the originally scheduled time or times of payment of the principal of any Term A Loan or the time or times of payment of interest on any Term A Loan or any fee or commission with respect thereto, in any case, without the written consent of each Lender holding a Term A Loan or a Term A Loan Commitment;

          (c) (i) increase the Term B Loan Commitment of any Lender, (ii) reduce the rate of, or forgive any, interest or fees payable on any Term B Loan,
     (iii) reduce or forgive the principal amount of any Term B Loan, (iv) permit any subordination of the principal or interest on, or any Lien securing, any Term B Loan or (v) extend the originally scheduled time or times of payment of the principal of any Term B Loan or the time or times of payment of interest on any Term B Loan or any fee or commission with respect thereto, in any case, without the written consent of each Lender holding a Term B Loan or a Term B Loan Commitments;

          (d) release any material portion of the Collateral or release any Security Document (other than in connection with a sale of assets permitted pursuant to Section 11.6 or as otherwise specifically permitted in this Agreement or the applicable Security Document), amend the provisions of this Section 14.11, amend any provision pertaining to allocation of prepayments under Section 4.4, or amend the definition or percentage of Required Lenders without the written consent of each Lender or amend the definition, or any percentage therein, of Borrowing Base; or

          (e) amend the definition or percentage of Super Majority Lenders; or modify the voting rights of the Super Majority Lenders set forth in Section 11.4(c)(i), (iv) or (ix) without the written consent of each Lender; or

          (f) release any Borrower from the Obligations hereunder or under any other Loan Document or permit any assignment (other than as specifically permitted or contemplated in this Agreement or any other Loan Document) of any Borrower's rights and obligations hereunder or under any other Loan Document without the written consent of each Lender.

In addition, no amendment, waiver or consent to the provisions of (a) Article XIII shall be made without the written consent of each Agent, (b) any Security Document shall be made without the written consent of the Collateral Agent and
(c) Article III without the written consent of the Issuing Lender.

     SECTION 14.12 Performance of Duties.  The obligations of the Borrowers
                   ---------------------
under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

     SECTION 14.13 All Powers Coupled with Interest.  All powers of attorney
                   --------------------------------
and other authorizations granted to the Lenders, the Agents and any Persons designated by the Agents or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

     SECTION 14.14 Survival of Indemnities.  Notwithstanding any termination of
                   -----------------------
this Agreement, the indemnities to which the Agents and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agents and the Lenders against events arising after such termination as well as before.

     SECTION 14.15 Titles and Captions.  Titles and captions of Articles,
                   -------------------
Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 14.16 Severability of Provisions.  Any provision of this Agreement
                   --------------------------
or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14.17 Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 14.18 Term of Agreement.  This Agreement shall remain in effect
                   -----------------
from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. The Collateral Agent is hereby permitted to release all Liens on the Collateral in favor of the Collateral Agent, for the ratable benefit of the Agents and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     SECTION 14.19 GTS as Agent for Borrowers; Obligations Joint and Several
                   ---------------------------------------------------------
Contributions and Indemnity.
---------------------------

     (a) The Borrowers hereby irrevocably appoint and authorize GTS (i) to provide the Agents with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action on behalf of the Borrowers as GTS deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

     (b) All of the Borrowers shall be jointly and severally liable for the Obligations, however incurred. References to the Borrowers with respect to the Obligations or any portion thereof shall mean each Borrower on a joint and several basis.

     (c) To the extent any Borrower is required, by reason of its Obligations hereunder, to pay to the Administrative Agent and the Lenders an amount greater than the amount of Loans actually made available to or for the account of such Borrower, such Borrower shall have an enforceable right of contribution against the remaining Borrowers, and the remaining Borrowers shall be jointly and severally liable, for repayment of the full amount of such excess payment. Subject only to the subordination provided in the following subsection (f), such Borrower further shall be subrogated to any and all rights of the Administrative Agent and the Lenders against the remaining Borrowers to the extent of such excess payment.

     (d) To the extent that any Borrower would, but for the operation of this
Section 14.19 and by reason of its Obligations hereunder or its obligations to other Subsidiaries under this Section

14.19, be rendered insolvent for any purpose under Applicable Law, each of the Borrowers hereby agrees to indemnify such Borrower in an amount at least equal to the amount necessary to prevent such Borrower from having been rendered insolvent by reason of the incurring of any such obligations.

     (e) To the extent that any Borrower would, but for the operation of this
Section 14.19, be rendered insolvent under any Applicable Law by reason of its incurring of obligations to any other Borrower under the foregoing subsections
(c) and (d) above, such Borrower shall, in turn, have rights of contribution and indemnity, to the full extent provided in the foregoing subsections (c) and (d) above, against the remaining Borrowers, such that all Obligations of all of the Borrowers hereunder and under this Section 14.19 shall be allocated in a manner such that no Borrower shall be rendered insolvent for any purpose under Applicable Law by reason of its incurring of such obligations.

     (f) The rights of any Borrower to contribution, subrogation and indemnity under this Section 14.19 or under Applicable Law shall in all events and all respects be subject and subordinate to the rights of the Administrative Agent and the Lenders under this Agreement and subject to the prior full, final and indefeasible payment to the Administrative Agent and the Lenders of all Obligations and no such right may be exercised until all of such Obligations have been fully, finally and indefeasibly paid and such payments are in no event subject to avoidance under Title 11 of the United States Code or any other Applicable Law.

     SECTION 14.20 Inconsistencies with Other Documents; Independent Effect
                   --------------------------------------------------------
of Covenants
------------

     (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes
         --------
additional burdens on any Borrower or any Subsidiary thereof or further restricts the rights of any Borrower or any Subsidiary thereof or gives the Agents or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

     (b) The Borrowers expressly acknowledge and agree that each covenant contained in Articles IX, X, or XI hereof shall be given independent effect. Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles IX, X, or XI if, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles IX, X, or XI.


                          [Signature pages to follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.


[CORPORATE SEAL]      GTS DURATEK, INC., as Borrower



[CORPORATE SEAL]      GTS DURATEK BEAR CREEK, INC.,
                      as Borrower


[CORPORATE SEAL]      GTS DURATEK COLORADO, INC., as
                      Borrower


[CORPORATE SEAL]      HITTMAN TRANSPORT SERVICES, INC.,
                      as Borrower


[CORPORATE SEAL]      GENERAL TECHNICAL SERVICES, INC.,
                      as Borrower


[CORPORATE SEAL]      GTSD SUB III, INC., as Borrower


[CORPORATE SEAL]      CHEM-NUCLEAR SYSTEMS L.L.C., as
                      Borrower

                      By: GTSD Sub IV, Inc, its Sole Member



                      By: /s/ Craig T. Bartlett
                          ------------------------------
                          Name:  Craig T. Bartlett
                          Title: Treasurer


                           [Signature Page Continues]

[CORPORATE SEAL]      WASTE MANAGEMENT FEDERAL
                      SERVICES, INC., as Borrower


[CORPORATE SEAL]      WASTE MANAGEMENT FEDERAL
                      SERVICES OF IDAHO, INC. as Borrower

[CORPORATE SEAL]      WASTE MANAGEMENT FEDERAL
                      SERVICES OF HANFORD, INC., as
                      Borrower

[CORPORATE SEAL]      WASTE MANAGEMENT TECHNICAL
                      SERVICES, INC., as Borrower

[CORPORATE SEAL]      WASTE MANAGEMENT GEOTECH,
                      INC., as Borrower

[CORPORATE SEAL]      FRANK W. HAKE ASSOCIATES LLC,
                      as Borrower

                      By: GTS Duratek, Inc., its Sole Member.

[CORPORATE SEAL]      GTSD SUB IV, INC., as Borrower



                      By: /s/ Craig T. Bartlett
                          ------------------------------
                          Name:  Craig T. Bartlett
                          Title: Treasurer


[CORPORATE SEAL]      GTS INSTRUMENT SERVICES,
                      INCORPORATED, as Borrower


                      By: /s/ Craig T. Bartlett
                          ------------------------------
                          Name:  Craig T. Bartlett
                          Title: Controller

                           [Signature Pages Continue]

                         FIRST UNION NATIONAL BANK,
                         as Collateral Agent and as Administrative Agent for the Lenders and Issuing Lender


                         By: /s/ Richard M. Schmersal
                             -----------------------------
                             Name:  Richard M. Schmersal
                                    ----------------------
                             Title: Director
                                    ----------------------


                          [Signature Pages Continue]

                              CREDIT LYONNAIS NEW YORK BRANCH, as
                              Documentation Agent for the Lenders and Lender


                              By: /s/ Mark Koneval
                                  --------------------------------
                                  Name:  Mark Koneval
                                         -------------------------
                                  Title: Vice President
                                         -------------------------


                           [Signature Pages Continue]

                              FLEET NATIONAL BANK, as Syndication Agent for the Lenders and Lender


                              By: /s/ H. Louis Bailey
                                  -------------------------------
                                  Name:  H. Louis Bailey
                                         ------------------------
                                  Title: Managing Director
                                         ------------------------

                              WACHOVIA BANK, N.A., as Lender


                              By: /s/ D. Randolph Bryan Wilson
                                  -----------------------------------
                                  Name:  D. Randolph Bryan Wilson
                                  Title: Vice President